Exhibit 10.29

OFFICE SPACE LEASE AGREEMENT

BETWEEN

ATLANTA LAKESIDE REAL ESTATE, LP.,

a Georgia Limited Partnership

AND

LANIIER HEALTHCARE, L.L.C.,

a Delaware limited liability company

BASIC LEASE INFORMATION

Lease Date	September 6, 2002

Landlord	Atlanta Lakeside Real Estate, L.P., a Georgia Limited Partnership

Tenant	Lanier Healthcare, L.L.C., a Delaware limited liability company

Building Address	5430 Metric Place, Suite 200 Norcross, Georgia 30092

Premises	Approximately 38,l13 square feet of Rentable Area.

Permitted Use	Office, Administrative, Healthcare, and related.

Lease Term	Approximately 66 months (Note: Base Rent waived for first 5 months following the Commencement Date and 50% of Base Rent waived for months 6-8 following the Commencement Date)

Commencement Date	The later of December 15, 2002 or the date of substantial completion of the Tenant Improvements

Expiration Date	That date which is sixty-six (66) months following the Commencement Date

Rentable Area of Building	58,000 square feet

Rentable Area of Premises	38,113 square feet

Tenant’s Percentage Share	65.71%

Base Rental	12/15/02 - 5/14/03 Free
(per annum per sq. ft of	5/15/03 - 8/14/03 $5.50
Rentable Area of Premises)	8/15/03 - 5/14/04 $11.00
(Note: The dates provided are	5/15/04 - 5/14/05 $11.33
subject to a day-for-day extension	5/15/05 - 5/14/06 $11.67
in the event Commencement Date	5/15/06 - 5/14/07 $12.02
occurs later than December 15, 2002)	5/15/07 - 5/14/08 $12.38

5/15/08 - 6/14/08 $12.75
Security Deposit	$31,621
Landlord’s Address	For Notices: Atlanta Lakeside Real Estate, L.P. 2303 Cumberland Parkway Suite 100 Atlanta, Georgia 30339 ATTN: Scott D. Hawkins Fax Number 770-438-6424
Tenant’s Address

Lanier Healthcare, L.L.C.

5430 Metric Place

Norcross, Georgia 30092

With a copy to:

Smith, Gambrell & Russell, LLP

Suite 3100, 1230 Promenade II

1230 Peachtree Street, N.E.

Atlanta, Georgia 30309

ATTN: Richard G. Greenstein, Esq.

Landlord’s Broker	Resource Real Estate Partners, L.L.C. Fax Number 770-436-3484
Tenant’s Broker	Thomas B. Tindall Cresa Partners of Georgia Fax Number: 404-256-6399
Exhibits

EXHIBIT “A”: Floor Plan(s)

EXHIBIT “B”: Memorandum of Commencement of Rental

EXHIBIT “C”: Rules and Regulations

EXHIBIT “D”: Intentionally Omitted

EXHIBIT “E”: Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT “F”: Additional Provisions

EXHIBIT “G”: Work Agreement

EXHIBIT “H”: Omitted

EXHIBIT “I”:Standard Finishes

EXHIBIT “J”: Antenna Specifications

EXHIBIT “K”: Plans and Specifications

Where references to particular Basic Lease Information appear in the Lease, such references shall incorporate the applicable Basic Lease Information set forth herein.

LANDLORD:

ATLANTA LAKESIDE REAL ESTATE, L.P.,
a Georgia Limited Partnership

By:	/s/ Alexandra Logan
Name:	Alexandra Logan
Title:	Agent

TENANT:
LANIER HEALTHCARE, L.L.C.,
A Delaware limited liability company

Name:	/s/ Robert J. Duhoy
Title:	EVP and CFO

OFFICE SPACE LEASE AGREEMENT
TABLE OF CONTENTS

1.	Definitions	1
2.	Term; Completion of Improvements	2
3.	Rental	5
4.	Use	9
5.	Services	10
6.	Personal Property Taxes	11
7.	Alterations	12
8.	Liens	13
9.	Repairs	13
10.	Destruction or Damage	15
11.	Insurance	16
12.	Release and Subrogation	19
13.	Tenant’s Personal Property	19
14.	Indemnification	19
15.	Compliance with Legal Requirements	20
16.	Assignment and Subletting	20
17.	Signs	22
18.	Rules	23
19.	Entry by Landlord	23
20.	Environmental Matters	24
21.	Landlord’s Lien	26
22.	Events of Default	26
23.	Remedies	27
24.	Landlord’s Right to Cure Defaults	28
25.	Attorney’s Fees	29
26.	Landlord’s Defaults	29
27.	Eminent Domain	29
28.	Subordination	30
29.	No Merger	31
30.	Sale	31
31.	Estoppel Certificate	31
32.	No Light, Air or View Easement	31
33.	Holding Over	31
34.	Abandonment	32
35.	Security Deposit	32
36.	Waiver	32
37.	Notices	32
38.	Complete Agreement	33
39.	Corporate Authority	33
40.	Landlord Liability	33
41.	Quiet Enjoyment	34
42.	Force Majeure	34
43.	Certain Rights Reserved to Landlord	34

i

44.	Bankruptcy Matters	35
45.	Americans With Disabilities Act	35
46.	Miscellaneous	36
47.	Broker Representation	37
48.	Exhibits; Additional Provisions	37

ii

OFFICE SPACE LEASE AGREEMENT

THIS OFFICE SPACE LEASE AGREEMENT (hereinafter referred to as the “Lease”), dated September       , 2002 (for the purpose of reference only) is made and entered into by and between ATLANTA LAKESIDE REAL ESTATE, L.P., a Georgia limited partnership (hereinafter referred to as “Landlord”), and LANIER HEALTHCARE, L.L.C., a Delaware limited liability company (hereinafter referred to as “Tenant”);

WITNESSETH:

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the term of this Lease and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

1.             Definitions.

For the purposes of this Lease and in addition to the terms defined elsewhere in this Lease, the following defined terms shall have the meaning ascribed thereto in this Paragraph 1:

1.01.  “Additional Rental” shall mean the sums payable pursuant to subparagraph 3.01(b) of this Lease.

1.02.  “Base Rental” shall mean the sums payable pursuant to subparagraph 3.01(a) of this Lease.

1.03.  “Building” shall mean the land and other real property located at the address set forth in the Basic Lease Information, the building constructed thereon, and all other improvements on or appurtenances to said real property.

1.04.  “Common Area” shall mean those areas and parts of the Building intended for the common use and/or benefit of all occupants of the Building, including among other facilities, shared use stairs, parking areas, shared use sidewalks, shared use driveways, shared use service areas, shared use trash dumpsters, common loading areas and landscaped areas.

1.05.  “Default Rate” shall mean a rate per annum equal to the lesser of (i) the Prime Rate plus two (2) percentage points or (ii) the highest rate of interest permitted by law.

1.06.  “Insurance Expenses” shall mean all premium costs and expenses incurred by Landlord for all hazard, public liability and rental loss and property damage insurance attributable to Building procured by Landlord in its commercially reasonable discretion.

1.07.  “Lease Year” shall mean each one (1) year period of the term of this Lease beginning on the Commencement Date, and each anniversary thereof, and ending on the day immediately prior to the next succeeding anniversary of the Commencement Date.

1.08.  “Premises” shall mean the portion of the Building which is highlighted or cross-hatched on the floor plans(s) attached hereto as Exhibit “A” and by this reference made a part hereof.

1.09.  “Prime Rate” shall mean the prime rate or its equivalent announced and in effect from time to time by the Atlanta office of the Wachovia Bank or its successors.

1.10.  “Rentable Area” of the Premises and of the Building is stipulated by Landlord and Tenant in the respective number of square feet set forth for each in the Basic Lease Information subject to mutual verification of space measurement as measured from dripline to dripline.

1.11.  “Real Estate Taxes” shall mean all real estate taxes and assessments whether general or specific other than any taxes resulting from a sale, transfer or refinancing of the Building or property levied against, in respect to, or attributable to the Building or any other tax levied against Landlord as substitute for, or in lieu of, any tax which would otherwise constitute a real estate tax or a specific tax on rentals from the Building, plus the commercially reasonable cost, including reasonable attorneys’, appraisers’ and tax consultants’ fees, of any negotiation, contest, or appeal pursued by Landlord in an effort to reduce the tax or assessment on which any tax provided for in this Paragraph-is based.  Notwithstanding the foregoing, in no event shall Real Estate Taxes include any federal, state or local income, franchise, small business, estate or inheritance tax.  With regard to any Real Estate Taxes that are payable in installments, the amount of such Real Estate Taxes for the purposes of this Lease shall be determined as if Landlord had elected to pay the same in installments.

1.12.  “Rental” shall mean, collectively, Base Rental, Additional Rental and all other sums payable by Tenant to Landlord which are deemed or designated Rental, additional rent or rent pursuant to the terms of this Lease.

1.13.  “Tenants Percentage Share” shall mean the percentage figure specified in the Basic Lease Information.  Landlord and Tenant acknowledge that Tenants Percentage Share has been obtained by  dividing the Rentable Area of the Premises by the total Rentable Area of the Building, and multiplying such quotient by 100.  In the event Tenant’s Percentage Share is changed during a calendar year by reason of a change in the Rentable Area of the Premises, Tenant’s Percentage Share shall thereafter mean the result obtained by dividing the new Rentable Area of the Premises by the total Rentable Area of the Building and multiplying such quotient by 100, and for the purposes of Paragraph 3 of this Lease, Tenant’s Percentage Share shall be determined on the basis of the number of days daring such calendar year at each such percentage share.

2.             Term; Completion of Improvements.

2.01.  The term of this Lease shall commence on the Commencement Date and, unless sooner terminated as hereinafter provided, shall end on the Expiration Date, as such dates are respectively specified in the Basic Lease Information and as they may be revised pursuant to Paragraph 2.02.  If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before December 15, 2002, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss, cost, damage or expense resulting therefrom, but in that event, subject to the provisions of Exhibit G attached hereto and by this reference made a part hereof, all Base Rental and Additional Rental due hereunder shall be waived for the period between December 15, 2002 and the time when Landlord is deemed to have delivered possession pursuant to the terms of subparagraph 2.02 hereof.  Subject to the sentence immediately following, Tenant agrees that such waiver of Base Rental and Additional Rental shall be its sole and exclusive remedy for Landlord’s inability to deliver possession of the Premises by December 15, 2002 or any time thereafter.  If possession of the Premises has not been delivered to Tenant on or before March 15, 2003 for any reason whatsoever, Tenant at its option, at any time thereafter but prior to the delivery of possession, may terminate this Lease by notice to Landlord and Tenant shall thereupon be released from all obligations under this Lease; provided, however, in the case of termination by Tenant, said.  March 15, 2003 deadline shall be extended by any period of Tenant Caused Delays as defined in Exhibit G hereof.

2.02.  The Premises shall be deemed completed, Landlord shall be deemed to have delivered possession of the Premises, Tenant shall be deemed to have taken occupancy and Base Rental and Additional Rental shall begin to accrue on the Commencement Date, as specified in the Basic Lease Information.  Any Tenant Improvements in the Premises shall be deemed substantially complete in substantial accordance with the Approved Plans and Specifications on the earlier of (A) the date the Tenant Improvements are substantially completed so that Tenant is able to occupy the Premises for the conduct of its business without material interference thereto and a Certificate of Occupancy has been issued for the Premises, provided such date occurs not earlier than ten (10) business days following Landlord’s written notice to Tenant identifying such date, or (B) the date Tenant commences occupancy of the Premises for the purposes of conducting its business operations.  The fact that certain minor items commonly considered punchlist items in the construction industry remain to be corrected or finished shall not render any Tenant Improvements less than substantially complete so long as such unfinished items do not, in the aggregate, materially affect Tenant’s ability to conduct its business operations.  Landlord shall use reasonable speed and diligence to substantially complete the Tenant Improvements and have the Premises ready for occupancy on or before December 15, 2001. If the Premises are not deemed substantially complete by December 15, 2002, such failure to complete shall not in any way affect the obligation of Tenant hereunder except that the Commencement Date and Expiration Date shall be postponed one day for each day substantial completion is delayed beyond said December 15, 2002 date until the P remises are substantially complete.  No liability whatsoever shall arise or accrue against Landlord by reason of its failure to deliver or afford possession of the Premises and Tenant hereby releases and discharges Landlord from and of any claims for damage, loss, or injury of every kind whatsoever as if this Lease were never executed, Tenant’s sole remedy being its right to terminate pursuant to subparagraph 2.01.  In the event the Commencement Date and the Expiration Date and thus the dates on which Base Rental and Additional Rental commence are postponed pursuant to the provisions of this subparagraph 2.02, upon the request of Landlord, Tenant shall execute a memorandum confirming the Commencement Date, the Expiration Date and the commencement date of Base Rental and Additional Rental in the form attached hereto as Exhibit “B” and by this reference made a part hereof.

2.03.  Subject only to punchlist items identified by Tenant within thirty (30) days of the date of substantial completion and latent defects. taking of possession by Tenant for the purpose of conducting its business operations shall be deemed conclusively to  establish that said Tenant Improvements have been completed in accordance with the Approved Plans and Specifications and that the Premises are in good and satisfactory condition, as of when possession was so taken.  Notwithstanding the foregoing, Tenant and/or Tenant’s vendors or subcontractors may enter and occupy the Premises for the purpose of installing fixtures and equipment during the thirty (30) day period prior to the Commencement Date and such occupancy shall not be deemed to be taking occupancy for the purposes of conducting Tenant’s business operations.  Landlord agrees to use commercially reasonable efforts to complete all punchlist items identified by Tenant within thirty (30) days after the date the subject punchlist is provided to Landlord.  Furthermore, Landlord acknowledges and agrees that it shall require the Tenant Improvements contractor to provide Landlord with a one (1) year warranty on all materials and workmanship utilized in connection therewith.  Although Landlord shall not warrant such items to Tenant, Landlord does agree to (i) procure a foresaid one (1) warranty as to workmanship materials and (ii) take any and all reasonable actions necessary to enforce such warranty against said Tenant Improvement contractor in the event and to the extent any of such workmanship and/or materials is found to be defective during said one (1) year.  Tenant acknowledges that no representations as to the repair of Premises have been made by Landlord, unless such are expressly set forth in this Lease.

2.04.  Intentionally Deleted

2.05.  Provided the Tenant is not then in default under this Lease beyond any applicable notice and cure period, Tenant shall have the option to renew this Lease as to the entire Premises for one (1) five (5) year term, such term commencing upon the expiration of the then current term hereof (the “Renewal Option”).  Tenant shall exercise the Renewal Option by giving Landlord one hundred twenty (120) days advance written notice of such election prior to the expiration of the original term.  The rental rate for the Renewal Option term shall be ninety-five percent (95%) of the then prevailing market rental rate received by landlords of comparable space in the Norcross, Georgia area at the time of exercise of subject Renewal Option.  The then prevailing market rental rate (hereinafter “fair market rent”) shall be determined as follows:

(a)   If the parties are unable to agree on the fair market rent within fifteen (15) days of the date of Tenant Renewal Option election notice, then each party may, at its election at its own cost and by giving notice to the other party each  appoint an MAI real estate appraiser with at least five (5) years full-time commercial appraisal experience in the geographical area in which the Premises are located, to appraise the then fair market rent.  If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the fair market rent as provided herein.  For purposes of this Lease, “fair market rent” shall be deemed to mean the amount of rental which would typically be paid by a tenant under a lease such as this for premises of a similar type, size, design and quality in the same area under market leasing conditions existing at that time, including rent concessions and tenant improvements being offered on comparable properties.

(b)   The two appraisers appointed by the parties shall meet promptly and attempt to appraise and set the then fair market rent.  If they are unable to agree within twenty (20) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph, within ten (10) days after the last day the two appraisers are given to set the fair market rent.  If they are unable to agree on a third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, may apply to the presiding or head judge of the court for Gwinnett County for the selection of a third appraiser who meets the qualifications stated in this paragraph.  Each of the parties shall bear one-half of the cost of appointing the third appraiser, and of paying the third appraiser’s fees.  The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

(c)   Within twenty (20) days after the selection of the third appraiser, a majority of the appraisers shall appraise and set the fair market rent.  If a majority of the appraisers are unable to so set the fair market rent within the stipulated period of time, the three appraisals of same shall be added together and their total divided by three.  The resulting quotient shall be considered the fair market rent.  If, however, the low appraisal and/or the high appraisal are more than ten percent (10%) lower or higher than the middle appraisal. the low appraisal and/or the high appraisal shall be disregarded.  If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two.  The resulting quotient shall be considered the fair market rent.

2.06.  Intentionally Deleted.

2.07.  Landlord grants to Tenant an ongoing Right of First Refusal on the contiguous adjacent 4,944 RSF of space.  In the event Landlord receives an offer from a third party prospective tenant for such space and if Landlord is willing to accept the offer, then Landlord shall provide Tenant with written notice detailing the terms of the offer and Tenant shall then have ten (10) business days to give Landlord written notice of its intent to exercise its Right of First Refusal.  Landlord and Tenant within five (5) business days of acceptance shall execute an amendment to the Lease reflecting the such addition of space to the Lease.  Such space shall be incorporated into the Premises on all of the same terms and conditions as the Premises including a prorata share of the Tenant Improvement Allowance and any concessions offered to the third party. If Landlord has not received timely written notice from Tenant of acceptance of the offer, Tenant shall lose all rights to the space as to that prospective tenant and Landlord shall be free to enter into a lease with the prospective tenant.  However, in the event Landlord fails to enter into a lease with the subject prospective tenant, then, Tenant shall have an ongoing Right of First Refusal with respect to any subsequent prospective tenant.

2.08.  Intentionally Deleted

2.09.  Intentionally Deleted.

3.             Rental.

3.01.  Tenant shall pay to Landlord throughout the term of this Lease, as rental for the Premises, the following sums:

(a)   The Base Rental payable per month shall be one-twelfth  (1/12th) of the product of (i) the number of square feet of Rentable Area of the Premises as specified in the

Basic Lease Information, and (ii) the applicable square foot rate specified in the Basic Lease Information as the “Base Rental.” Provided, however, that Base Rental (but not Additional Rent) shall be waived for the first 5 months of the Term and 50% of Base Rental (but not Additional Rent) Tenant shall continue to pay Tenant’s Percentage Share of Operating Expenses as set forth in Paragraph 3.01 (b) below, which Operating Expenses shall include proportionate common area maintenance, Insurance Expenses and Real Estate Taxes for the Premises.

(b)   In addition to the Base Rental payable pursuant to subparagraph 3.01(a), for each calendar year of the term of this Lease, Tenant, as Additional Rental, shall pay Tenant’s Percentage Share, as specified in the Basic Lease Information, of each of (i) the Common Area maintenance and operation expenses (the “CAM Expenses”) and (ii) Landlord’s Real Estate Taxes and Insurance Expenses for such calendar year.  CAM Expenses shall include all verifiable, reasonable third party costs of Landlord in the operation, management, and maintenance of the Common Area, the manner and expenditures thereof to be in the reasonable discretion of Landlord, generally consistent with comparable properties in the Atlanta Area and shall specifically include all management fees paid to Landlord’s affiliate that manages the Premises.  Such CAM Expenses shall include, but shall not be limited to, expenses incurred for water, sewer, gas and all other utilities, landscape maintenance and irrigation, trash dumpsters, general maintenance and services, lighting, painting, cleaning, policing, inspecting, repair and replacement, management fees, together with a reasonable allowance for overhead and depreciation of necessary equipment.  In relation to the foregoing, Landlord acknowledges and agrees that the management fees it may charge as a component of CAM Expenses shall not exceed three percent (3%) of the gross revenues it receives from leases for space within the Building.  Prior to the commencement of the term of this Lease, Landlord shall give Tenant written notice of Landlord’s estimate of the amount of Additional Rental per month payable pursuant-to this subparagraph 3.01 (b) for the period from the commencement of the term of this Lease through the immediately following December and Tenant shall commence such monthly payments of Additional Rent.  Thereafter, the Additional Rental payable pursuant to this subparagraph 3.01(b) shall be determined and adjusted in accordance with the provisions of subparagraph 3.02.

3.02.  The determination and adjustment of Additional Rental contemplated under subparagraph 3.01(b) shall be made in accordance with the following procedures:

(a)   During December of each calendar year during the term of this Lease or as soon after each such December as practicable, but in no event later than April 1 of the following year, Landlord shall give Tenant written notice of its estimate of Additional Rental payable under subparagraph 3.01(b) for the ensuing calendar year.  On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amount together with the Base Rental.

(b)   In the event Landlord’s notice set forth in subparagraph 3.02(a) is not given in December, until the calendar month after such notice is delivered by Landlord Tenant shall continue to pay to Landlord monthly during the ensuing calendar year estimated payments equal to the amounts payable during the calendar year just ended.  Upon receipt of any such post-December notice, Tenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Landlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rental is greater than the monthly installment of the estimate for the previous calendar year, pay to Landlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

(c)   If at any time or times it appears to Landlord that the amount payable under subparagraph 3.01(b) for the current calendar year will vary from Landlord’s estimate by more than five percent (5%), Landlord may revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate.  Failure to deliver an estimate of Additional Rental payable under this Paragraph 3 or to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord’s right to collect the full amounts of Additional Rental.

(d)   Within one hundred fifty (150) days after the close of each calendar year, Landlord shall deliver to Tenant a statement of the adjustment to be made pursuant to subparagraph (b) for the calendar year just ended certified by Landlord.  Landlord’s failure to provide a statement of adjustment within one hundred and fifty (150) days following the end of a calendar year shall constitute Landlord’s waiver of its right to receive payment from Tenant of any deficiency in Additional Rental for such calendar year.  If on the basis of such statement Tenant owes an amount that is less than the estimated payments for the calendar year just ended previously made by Tenant, Landlord shall credit such excess to the next payments of Rental coming due or, if the term of this Lease is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant’s performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured).  If on the basis of such statement which was timely given Tenant owes, an amount that is more than the estimated payments for the calendar year just ended previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

(e)   For partial calendar years during the term of this Lease, the amount of Additional Rental payable pursuant to subparagraph 3.02(d) that is applicable to that partial calendar year shall be prorated based on the ratio of the number of days of such partial calendar year falling during the term of this Lease to 365.  The expiration or termination of this Lease shall not affect the obligations of Tenant and rights of Landlord pursuant to subparagraph 3.02(d) which remain to be performed after such expiration or termination, Landlord and Tenant agreeing that said obligations and rights shall survive such expiration or termination.

(f)    Landlord shall permit Tenant, at its sole cost and expense upon at least ten (10) days’ prior written notice to have an audit made of Landlord’s books, records and accounts relative to CAM Expenses.  Such inspection shall be made on such date and time reasonably set by Landlord in Landlord’s office during normal business hours.  Notwithstanding anything to the contrary contained herein, Tenant or Tenant’s authorized representative may conduct an audit no more than one (1) time during any lease year period.  If the examination made by Tenant discloses a discrepancy in the CAM Expenses charged to Tenant, Tenant shall contest shall charge within thirty (30) days after Tenant’s completion of examination of the CAM Expenses.  In the event that Tenant does not provide written notice to Landlord of

Tenant’s intent to dispute or contest such CAM Expenses within the thirty (30) day period, Tenant waives the right to dispute or contest the CAM Expenses.

(g)   The following items shall be excluded in computing Tenant’s share of CAM Expenses:

(i)            Any ground lease rental;

(ii)           Cost of capital repairs or capital replacement, capital improvements and equipment; except for the annual amortization of such costs which either reduce the annual CAM expenses otherwise anticipated to be incurred (but only to the extent of such reduction) or cause the Building to be in compliance with any legal requirement which was not applicable to the Building as of the Commencement Date;

(iii)          Costs incurred by Landlord for the repair or replacement of damage to the Building or its contents caused by fire or other casualty;

(iv)          Costs incurred with respect to the installation of tenant improvements made for tenants or other occupants in the Building;

(v)           Depreciation, amortization, lender’s fees and interest payments;

(vi)          Leasing commissions, attorneys’ fees, space planning costs, and other costs and expenses in connection with negotiations with this Lease and other present or ‘prospective tenants or other occupants of the Building;

(vii)         Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building;

(viii)        Cost incurred in connection with upgrading the Building to comply with handicap, hazardous material, building, fire and safety codes which were in effect prior to the date of the Lease;

(ix)           Costs to repair defects in, or maintain the structural portions of the Building or of any of the Tenant Improvements installed by Landlord on the Premises;

(x)            Costs (including all related attorneys and costs of settlement judgments, any payments in lieu thereof) arising from claims, disputes or potential disputes between Landlord and Tenant and other tenants of the Building; and

(xi)           Landlord’s general corporate overhead and general and administrative expenses;

(xii)          Costs of an items for which Landlord is reimbursed by insurance proceeds actually received, or would have been reimbursed but for Landlord’s failure to obtain the insurance required of Landlord under this Lease.

(xiii)         Any and all costs arising from the presence of hazardous materials or substances (as defined by the applicable Federal, State and local laws) now or hereafter pertaining to the Building (“Hazardous Substances”) in or about the Building including, without limitation, Hazardous Substances in the ground water or soil except for any such items which are the responsibility of Tenant.

Notwithstanding any other provision contained herein to the contrary, Landlord acknowledges and agrees that for the purposes of determining Additional Rent, CAM Expenses for any calendar year shall not be increased over the amount of the annualized CAM Expenses during the calendar year in which the term of this Lease commences by more than five percent (5%) per year on a cumulative basis, compounded annually.  For example, if the annualized CAM Expenses charged to Tenant during the calendar year in which the term of this Lease commences was $5,000, the cap on the CAM Expense charged to Tenant for the fourth (4th) full calendar year thereafter would be $6,077.54 (5,000 x 1.05 x 1.05 x 1.05 x 1.05).  Furthermore, in no event shall the annualized CAM Expenses charged to Tenant during the first calendar year of the Lease Term exceed $1.40 per square foot of Rentable Area of the Premises.

3.03.  Base Rental and Additional Rental shall be paid to Landlord, in advance, on or before the first day of the term hereof and on or before the first day of each and every successive calendar month thereafter during the term of this Lease.  All other Rental shall be paid as provided elsewhere in this Lease.  In the event the term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the monthly rental for the first and last fractional months of the term hereof shall be appropriately prorated.

3.04.  Rental shall be paid to Landlord, without demand, deduction or offset except as expressly provided for in this Lease, in lawful money of the United States of America at Landlord’s address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing.  All Rental and other amounts of money payable by Tenant to Landlord under this Paragraph 3 or under this Lease, if not paid within ten (10) days of Tenant’s receipt of written notice that same is past due shall be subject to a late fee of two percent (2%) of the amount past due (which late fee represents an agreed upon charge for the administrative expense suffered by Landlord as the result of such late payment and not payment for the use of money) and shall bear simple interest from that date which is thirty (30) days following the subject due date until paid at the Default Rate, and Tenant agrees to pay said late fee and interest immediately and without demand.

4.             Use.

(a)   The Premises shall be used for the Permitted Use set forth in the Basic Lease Information and for no other purpose.  By entry hereunder.  Tenant accepts the Premises as being suited for the use intended by Tenant.

(b)   Tenant shall, subject to the Rules and Regulations of Landlord, have access with all other tenants of Landlord to the Common Area and agrees not to interfere with the use and access of the Common Area by other occupants of the Building.

(c)   Tenant will permit no lien to attach or exist against the Premises, and shall not commit any waste.

(d)   Tenant shall comply with all governmental laws, ordinances and regulations applicable to Tenant’s specific use of the Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with the Premises, all at Tenants sole expense.  Notwithstanding the provisions of this Paragraph 4, except as may be required under Section 45 hereof, Tenant shall not be obligated to comply with any applicable statutes, ordinances, rules, regulations, orders, restrictions or other requirements that may require structural alternations, structural changes, structural repairs or structural additions to the Premises or that may require installation of additional fire or safety hazard apparatus unless same are required as a result of or are otherwise due to (i) Tenant’s specific use of the Premises as compared with other typical office tenants in general, (ii) damage to the Premises caused by Tenant or those for whom Tenant is responsible at law, or (iii) any alterations or additions to the Premises requested by Tenant following the Commencement Date.  In relation to the foregoing, Landlord acknowledges and agrees that except as expressly provided for herein to the contrary, Landlord shall at its sole cost and expense make all alterations, change, repairs or additions that are required to the Premises or Building to comply with applicable laws, ordinances and regulations.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute nuisance or would unreasonably disturb or endanger any other tenants of the Building or unreasonably interfere with their use of their respective premises.  Subject to the provisions of Paragraph 20 hereof, without Landlord’s prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive, highly flammable or constitutes a Hazardous Substance, as defined in Paragraph 20 hereof.  Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or he insurance risk more hazardous or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits.  If any increase in the fire or extended coverage insurance premiums paid by Landlord or other tenants for the Building is caused by Tenant’s use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rental the amount of such increase to Landlord.

5.             Services.

5.01.  Landlord, without cost to Tenant, shall maintain in good order and repair, subject to normal wear and tear, casualty and condemnation, the roof and roof membrane, the exterior walls, foundation and structural components of the Building as well as all sewer facilities, plumbing and electrical systems (excluding however, those portions of said sewer facilities and plumbing and electrical systems located within the Premises and other portions of the Building leased to other tenants and which are maintained by such other tenants).  In addition, Landlord agrees to maintain and keep clean the Common Area to a standard in keeping with first-class office projects in the Norcross, Georgia area.  Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or omissions, negligence or gross negligence of Tenant, or its agents, employees, contractors, invitees, licensees, subtenants or assignees, shall be deemed Rental hereunder and shall be reimbursed by Tenant to Landlord upon demand.

5.02.  Landlord agrees to provide at its cost water, sewer, electrical and telephone service connections stubbed out to the exterior demising walls of the Premises in accordance with Exhibit G; Tenant agrees to pay directly to the provider (except as otherwise set forth below) all charges, fees (hook-up, installation and the like) and deposits incurred for any utility services used on the Premises.  Landlord shall in no event be liable for any interruption or failure of utility service to the Premises, but, if requested by Tenant, Landlord shall use reasonable efforts to cooperate with Tenant in securing speedy resumption of said interrupted service.  Notwithstanding the foregoing, excepting “force majeure”, in the event any interruption of services occurs which materially adversely affects the conduct of Tenant’s business operations. and such interruption continues for more than five (5) consecutive business days after Tenant gives written notice thereof to Landlord, then, in such event, the Rental due hereunder shall be abated for the period beginning on that date which is the date of such notice and shall continue until such interrupted utility is restored; provided, however, in the event Tenant continues to use any portion of the Premises during such period, then, in such event, the abatement of Rental during such period shall be prorated based on the square footage of that portion of the Premises not in use by Tenant versus the total square footage of the Premises.  Tenant shall promptly notify the proper public authorities and utility companies to provide service for water, sewer, gas, electricity and all other utilities required or desired by Tenant, which services are to be in Tenant’s name and all costs for such services shall be borne by Tenant as its sole responsibility.  In the event the water and sewer connections into the Premises are jointly metered with other premises, Tenant covenants and agrees to pay to Landlord on a monthly basis as additional rent, its pro rata share of such services as determined by Landlord in its reasonable discretion.  Unless the same is caused by the negligent action or inaction of Landlord, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the breakage of any vessel or pipe in or about the Premises, or for any damage occasioned by water coming into the Premises or arising from the acts or omissions of occupants of adjacent property or the public.  Landlord agrees to provide overall property management services for the Building consistent with property management services for comparable single story first-class office buildings in the Norcross, Georgia market.

6.             Personal Property Taxes.

6.01.  Tenant covenants and agrees to be liable for and pay in a timely manner alt taxes and assessments levied or assessed against personal property, furniture and fixtures placed by Tenant in the Premises.  In addition to Base Rental, Additional Rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand, as Rental, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the Parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any improvements made in or to the Premises by Tenant, other than Tenant Improvements made by Landlord, if any, regardless of whether title to such improvements shall be in Tenant or Landlord: upon or measured by the monthly rental payable hereunder. including, without limitation, any gross income tax or excise tax levied by any governmental entity of any other governmental body  with respect to the receipt of such rental: (a) upon or with respect to the possession, leasing, operation. management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (b) upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises.  In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly Base Rental Payable to Landlord under this Lease shall be revised to net Landlord the same net Base Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

7.             Alterations.

7.01.  Except for any initial improvements of the Premises pursuant to Exhibit “G” hereof, which shall be governed by the terms and conditions of Exhibit G hereof, Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord’s written consent. such consent to be given or withheld by Landlord in Landlord’s reasonable discretion, provided that Tenant may undertake an alteration or improvement project costing $20,000.00 or less without first obtaining Landlord’s written consent.  Any such alterations, additions or improvements to the Premises shall be at Tenant’s sole cost and expenses and shall be made by Tenant, or by a contractor of Tenant approved in advance by Landlord, which approval will not be unreasonably withheld or delayed.  The Tenant Improvements and all such alterations, additions and improvements shall become Landlord’s property at the expiration or earlier termination of the term hereof and shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant at or before the time of installation to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in paragraph 9 hereof, Tenant shall promptly restore, at its sole cost and expense, the Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

7.02.  All repairs, alterations, additions and improvements done by Tenant within the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements and at such times and in such manner as will cause a  minimum of interference with other construction in progress and with the transaction of business in the Building.  Whenever Tenant proposes to do any construction work within the Premises which requires Landlord’s prior consent, Tenant shall first furnish to Landlord plans and specifications covering such work in such detail as Landlord may reasonably request.  Such plans and specifications shall comply with such reasonable requirements as Landlord may from time to time prescribe for construction within the Building.  In no event shall any such construction work requiring Landlord’s approval be commenced within the Premises without Landlord’s prior written approval of such plans and specifications, such approval not to be unreasonably withheld or delayed.  Once Landlord has received Tenant’s plans and specifications, Landlord shall approve or disapprove within five (5) days.  In the case of disapproval, Landlord shall state the specific reason(s) for such disapproval.  In the event Tenant does perform any such construction work requiring Landlord’s approval without the prior written approval of Landlord, Landlord shall, in addition to all other remedies it might have hereunder or at law, have the right to require Tenant to immediately remove any unapproved additions or improvements and restore the Premises to the condition existing prior to such unauthorized construction normal wear and tear excepted.  Without limiting the generality of the foregoing, Tenant shall under no circumstances make any penetration of the roof or walls of the Building without Landlord’s consent, which consent may be given or withheld by Landlord in its reasonable discretion.  In the event Landlord consents to a penetration of the roof or walls of the Building, all such work shall be performed by contractors designated or approved by Landlord in its reasonable discretion and shall be supervised by Landlord or its designees and performed under conditions and subject to such conditions and requirements as may be reasonably established by Landlord.  Tenant shall and hereby agrees to indemnify hold Landlord harmless from and against any and all loss, cost, damages, expenses or liability (including, without limitation, court costs and reasonable attorneys’ fees) suffered or incurred by Landlord as a result of any penetration of the roof or walls of the Building, including, without limitation, costs of repair, loss of income, claims for damages from other tenants of the Building and damages which result if any warranty on the roof held or maintained by Landlord is voided or impaired by such penetration.  The provisions hereof shall survive the termination of this Lease.

7.03.  Under no circumstances may Tenant penetrate the roof, roof membrane or floor slab of the Building without Landlord’s prior written consent, which consent may be given or withheld by Landlord in its reasonable discretion.  Tenant shall hold harmless Landlord from any loss, liability, any expenses arising out of such damage or repair caused by Tenant’s negligence or failure to comply with this paragraph.

8.             Liens.

Tenant shall at all times keep the Premises and the Building free from any known liens arising out of any work performed, materials furnished or obligations incurred by Tenant.  Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

9.             Repairs.

Subject to the provisions of Section 2.03 hereof, by entry hereunder unless Tenant provides Landlord with written notice to the contrary at the time of such entry, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises.  Except as expressly set forth below, to the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord-as may be provided by any law, statute or ordinance now or hereafter in effect.  Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically and expressly herein set forth.  No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically and expressly herein set forth.

(a)   Landlord shall use reasonable efforts to satisfy its repair maintenance obligations as set forth herein in a diligent and timely manner and, in any event within thirty (30) days from the date Landlord receives written notice that such repairs or maintenance are necessary or such shorter period as may be necessary under the circumstances in the event of any emergency.  Notwithstanding any other language contained herein to the contrary,.  Landlord acknowledges and agrees that, in the event either (i) Landlord fails to perform its maintenance or repair obligations under this Lease within thirty (30) days of its receipt of notice from Tenant, or (ii) Landlord, after commencing such performance. thereafter fails to diligently and continuously pursue the completion of same, then in either such event, Tenant shall have the right to cure Landlord’s  nonperformance and charge Landlord for Tenant’s reasonable actual out of pocket cost thereof.  Furthermore, in addition to the rights set forth above, in the event of an emergency and immediate repairs are needed to elements for which Landlord is responsible under this Lease in order to prevent imminent damage or injury to Tenant’s employees, property or business operations, then, under such circumstances, if Landlord has failed to commence and thereafter diligently pursue such repairs within a reasonable period following its receipt of Tenant’s notice of the need thereof (which notice of an emergency may be by telephone, and the reasonableness of said period to be determined based upon the attendant facts and circumstances), Tenant shall have the right to cure Landlord’s nonperformance and charge Landlord Tenant’s reasonable actual out of pocket cost thereof.  In relation to the foregoing, Tenant acknowledges and agrees that even as to emergency repairs, Tenant’s notice to Landlord shall be in writing, if possible and, if not possible, may be oral, provided written confirmation of same is provided to Landlord within a reasonable period thereafter.  In relation to the above, Landlord acknowledges and agrees that in the event Tenant incurs costs or expenses as a result of its election to utilize its self help remedy set forth above, and such amounts are not reimbursed by Landlord to Tenant within thirty (30) days of demand therefor, Tenant shall have the right to deduct same from any installments of monthly Base Rental payable by Tenant under this Lease.  Such deduction by Tenant shall not be deemed a breach of Tenant’s covenant to pay rent.

9.02.

(a)   From and after the Commencement Date and throughout the term, Tenant shall, at its own cost and expense, maintain the interior of the Premises, in good condition and repair, including but not limited to the electrical systems, heating, air conditioning and ventilation systems serving the Premises, plate glass, windows and doors, sprinkler and plumbing systems, fixtures, interior walls, floors, ceilings, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans, and any exhaust equipment and systems, electrical motors, and all other appliances and equipment of any kind located in, upon or about the Premises.  Notwithstanding the foregoing, if Landlord or its agents or contractors are responsible for damage to any items for which Tenant has maintenance and repair obligations hereunder, then, Landlord shall be responsible for such repairs at its own costs and expense.  Landlord agrees to use commercially reasonable efforts to provide Tenant the benefit of any warranties applicable to any utility systems serving the Premises.  Except as described below, all glass. exterior and interior, is at the sole risk of Tenant: and any broken glass shall be promptly replaced at Tenant’s expense by glass of like kind, size and quality.  If such glass is damaged or broken because of manufacturing or installation defects or because of Landlord’s negligence or intentional acts (or Landlord’s employees, agents or contractors) or building settling, then the repair of such damage shall be the responsibility of Landlord.

(b)   Tenant agrees to enter into a service contract with a reliable certified heating and air conditioning company acceptable to Landlord, in its reasonable discretion, to maintain the heating and air conditioning units serving the Premises and keep them in good working order.  Tenant shall furnish Landlord a copy of the service contract and, upon request of

Landlord, Tenant shall also furnish copies of routine maintenance reports or invoices.  Tenant shall be responsible for pest and termite control and for the maintenance of the sprinkler valves and any alarm systems in the Premises.  Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused by Tenant or its employees, agents or invitees.

(c)   Tenant shall not allow any damage to be committed on any portion of the Premises, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear and casualty and condemnation excepted.  The cost or expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant, and if Landlord undertakes to restore the Premises it shall have a right of reimbursement against Tenant.

(d)   All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address set forth below in the Basic Lease Information.

10.           Destruction or Damage.

10.01.  Destruction or Damage In the event the Premises or the portion of the Building necessary for Tenant’s occupancy are damaged by fire, earthquake, act of God. the elements or other casualty, Landlord shall promptly furnish Tenant (but in no event later than thirty (30) days after the date of such damage) with the written opinion of Landlord’s architect, contractor or construction consultant as to their estimate of the time frame required for the completion of all necessary repairs and restoration work.  If it is the opinion of such architect, contractor or construction consultant that such repairs can be made within one hundred fifty (150) days following the date of such fire or other casualty, then, subject to the provisions of this Paragraph 10 hereinafter set forth, Landlord shall promptly commence to diligently pursue to complete such repairs.  Notwithstanding any other provision contained in this Paragraph, the commencement of repair or restoration work by Landlord hereunder shall in no event be deemed a representation or warranty by Landlord that such repairs or restoration can or will in fact be completed within such one hundred fifty (150) day period and Landlord shall in no event be liable to Tenant for any failure or inability to complete said repairs or restoration within such one hundred fifty (150) day period; provided, however, except with respect to a restoration of the Premises performed by Landlord pursuant to Section 10.02 hereof, in the event that the Premises are not so repaired or restored within one hundred fifty (150) days after the date of such fire or other casualty, Tenant shall have the right, by written notice to Landlord, to terminate this Lease and all rent and other sums payable by Tenant hereunder shall be accounted for as between Landlord and Tenant as of that date.  This Lease shall remain in full force and effect except that an abatement of Base Rental and Additional Rental shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable.  A total destruction of the Building shall, at the option of Landlord, automatically terminate this Lease as of the date of such destruction.

10.02.  If such repairs cannot, in Landlord’s opinion (as supported by the required architect’s, contractor’s or construction consultant’s written opinion), be made within one hundred fifty (150) days following the date of such fire or other casualty, Landlord or Tenant may elect to terminate this Lease, upon written notice to the other party within forty-five (45) days after the date of such fire or other, and, if this Lease is not so terminated, Landlord shall  promptly commence to repair or restore such damage. in which event this Lease shall continue in full force and effect, but the Base Rental and Additional Rental shall be partially abated as provided in subparagraph 10.01.  If Landlord does not so elect to make such repairs, Landlord agrees to use all reasonable efforts to complete such repairs in a commercially reasonable period of time following the date of such fire or other casualty.

10.03.  Notwithstanding anything to the contrary in this Lease, if the holder of a “Landlord’s Mortgage” or the lessor under a “Landlord’s Ground Lease” (as those terms are defined in Paragraph 28) require that any material portion of the insurance proceeds from a casualty loss be paid to it, then Landlord shall have the option to cancel this Lease as of the date of the casualty by written notice to Tenant given within thirty (30) days after said holder or lessor notifies Landlord that it is collecting such material portion of the insurance proceeds.

10.04.  If the Premises are to be repaired under this Paragraph 10 by Landlord, Landlord’s obligation to repair the Premises shall be discharged upon restoration of the Premises to condition reasonably comparable to that existing immediately prior to the of the casualty event (except with respect to improvements installed by Tenant or at Tenant’s sole cost).  Tenant shall pay all other costs of repairing the Premises and shall be responsible for carrying such casualty insurance with respect to such other Tenant improvements as set forth in Paragraph 11 hereof.

10.05.  In the event the Premises are damaged by fire, earthquake, act of God, the elements or other casualty within twelve (12) months of-the last day of the Lease term and (i) in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises cannot be substantially completed within sixty (60) days after the date of such damage, and (ii) such damage renders unusable more than twenty-five percent (25%) of the Premises, then, in such event, the Landlord or Tenant may elect to terminate this Lease upon written notice to the other party within forty-five (45) days after the date of such fire or other casualty and, if this Lease is not so terminated, Landlord shall promptly commence to repair and restore such damage, in which event this Lease shall continue in full force and effect, but the Base Rental and Additional Rental shall be partially abated as provided for in Paragraph 10.01.

10.06.  Landlord acknowledges and agrees that in the event the Premises are damaged by fire, earthquake, act of God. the elements or other casualty to such art extent that the Premises are rendered unusable by Tenant for their intended use and this Lease is not terminated pursuant to the provisions of this Section 10, Landlord shall use commercially reasonable efforts at no out-of-pocket costs to Landlord to temporarily relocate Tenant into other space then owned by Landlord during the period of restoration.

11.           Insurance.

(a)   Tenant covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:

(i)            Liability Insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Premises and Tenant’s use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Premises, such insurance to be written on a claims made basis, to be in combined single limit amounts not less than Two Million Dollars ($2,000,000.00) and to have general aggregate limits of not less than Three Million Dollars  ($3,000,000.00) for each policy year.  The insurance coverage required under this Paragraph 11 (a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Paragraph 14 and, if necessary, the policy shall contain a contractual endorsement to that effect.

(ii)           Insurance on the “all-Risk” or equivalent form on a replacement cost basis against loss or damage to all improvements made by Tenant to the Premises, excluding the Tenant Improvements, as defined in Exhibit “G”, which shall be covered under Landlord’s policies of insurance, (including, without in any manner limiting the generality of the foregoing, flood insurance if the Premises are located in a flood hazard area), having a deductible not greater than Fifty Thousand Dollars ($50,000.00); and in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer of any loss, but in any event in amounts not less than 100% ct the actual replacement value of all improvements made by Tenant to the Premises as described in this subparagraph.  Landlord shall have the right to require from Tenant, not more than once every twelve (12) months, to provide reasonable evidence of the value of the improvements made by Tenant to the Premises as described in this subparagraph.

(iii)          INTENTIONALLY DELETED

(iv)          INTENTIONALLY DELETED

(v)           INTENTIONALLY DELETED

(vi)          Property insurance to cover all personal property, equipment and fixtures at any time located in the Premises.  Such insurance shall insure against fire, sprinkler damage, vandalism and malicious mischief and against loss or damage by other risks now or hereafter included in the standard form of an all-risk policy in an amount equal to the full replacement value thereof subject, however, to a commercially reasonable deductible.

(b)   All policies of the insurance provided for in Paragraph 11(a) shall be issued by insurers of recognized reputation and responsibility.  Each and every such policy:

(i)            Shall name Landlord’s Mortgagee, as defined in Paragraph 28, as an additional insured as respects Tenant’s acts and omissions.  In addition, the coverage described in Paragraph 11(a) (ii) shall also name Landlord as “loss payee.”

(ii)           Shall be made available for review by Landlord (or certificates thereof evidencing the required coverages shall be made available for review by Landlord) and certificates thereof shall be delivered to Landlord prior to delivery of possession of the Premises to Tenant and thereafter if requested by Landlord within thirty (30) days after the expiration of each such policy, and, as often as any such policy shall expire or terminate.  Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent.

(iii)          Shall contain a provision that the insurer waives any right of subrogation against Landlord an account of my loss or damage to any property, the Premises or its contents arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder.

(iv)          Shall contain a provision that the insurer will endeavor to give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, of the effective date of any reduction in the amounts of insurance.

(v)           Shall be written as primary policy which does not contribute to and is not in excess. of coverage, which Landlord may carry.

(c)   Any insurance provided for in Paragraph 11(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insured; provided, however, that:

(i)            Landlord’s Mortgagee shall be named as an additional insured thereunder as its interest may appear.

(ii)           INTENTIONALLY DELETED

(iii)          Any such policy or policies shall not limit (beyond the aggregate policy limits) the amount of the total insurance allocated to the Tenant’s improvements and property.

(iv)          The requirements set forth in this Paragraph 11 are otherwise satisfied.

(d)   In the event the Tenant shall fail to carry and maintain the insurance coverages set forth in this Paragraph 11, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

(e)   Landlord may, at any time, but not more than one (1) time in any twelve (12) month period, require a review of the insurance coverage and limits of liability set forth in this Paragraph 11 to determine whether the coverage and the limits are reasonable and adequate’ in the existing circumstances.  The review will be  undertaken on a date and at a time set forth in Landlord’s notice requesting a review and shall be conducted at the Premises.

(f)    Landlord’s Insurance.  Landlord shall maintain insurance against loss or damage to Property and Public Liability and Property Damage Liability Insurance as follows:

(i)            Landlord shall procure and maintain in effect with insurers of recognized reputation and responsibility “All Risk” property insurance in an amount not less than the 100% replacement cost of the real and business personal property and loss of rental income insurance in an amount equal to the twelve months projected rental income without offset for any coinsurance and subject to an “Agreed Value” form.

(ii)           Landlord shall maintain in effect Commercial General Liability Insurance against bodily injury and property damage losses arising out of ownership, use, control and management of the Property, including, but not limited to, Contractual Liability and Products & Complete Operations Liability insurance in an amount not less than $1,000,000’ for any one occurrence and $3,000,000 in the aggregate, Landlord shall name Tenant as an additional insured.

It is understood and agreed that the insurance requirements contained in this Paragraph or elsewhere in this Lease or Landlord’s or Tenant’s compliance therewith, are not intended to, and shall not be construed to, limit, mitigate or reduce any of the indemnity obligations of Landlord or Tenant contained in Paragraph 14 or elsewhere in this Lease.

12.           Release and Subrogation.

In addition to, and not in lieu of, any and all other releases and waivers by Tenant and Landlord contained in this Lease, Tenant and Landlord each hereby waives, and releases the other from any and all claims, rights, demands and causes of action which it might have at any time against the other on account of loss or damage that is or should be covered by any insurance policy the waiving party has or is required to have pursuant to this Lease.  Tenant and Landlord shall obtain from its respective insurers under all policies of fire, theft, public liability, workmen’s compensation and other insurance maintained by Tenant or Landlord at any time during the term of this Lease insuring or covering the Premises or any portion thereof or operations therein or therefrom, a waiver of all rights of subrogation which the insurer of Tenant or Landlord might have against  the other party and the other affiliated parties described in Paragraph 11 hereof.  If a waiver of subrogation is not available under a policy maintained by Tenant or Landlord, Tenant or Landlord shall cause the other party and the other affiliated parties described in Paragraph 11 hereof to be named as additional insureds.  Tenant and Landlord shall indemnify and hold harmless the other party against any loss or expense, including reasonable attorney’s fees, resulting from the failure to obtain such waiver.

13.           Tenant’s Personal Property.

All of Tenant’s personal property in the Premises shall be and remain at Tenant’s sole risk, and Landlord shall not be liable for and Tenant hereby releases Landlord from any and all liability for theft thereof or any damage thereto occasioned by any acts or negligence of any third persons, or any act of god, except to the extent caused by the acts or negligence of Landlord, its agents, employees and contractors.

14.           Indemnification.

14.01.  Tenant agrees that neither Landlord nor its members, employees, agents or representatives shall be liable and hereby waives all claims against Landlord, its members, employees, agents and representatives for damage to any property or injury or death of any person in, upon or about the Premises arising at any time and from any cause other than by reason of the negligence or intentional misconduct of Landlord, its authorized employees or agents, and Tenant shall indemnify and hold harmless Landlord, and its partners, employees, agents and representatives from any and all loss, cost, damage and expense incurred or suffered by Landlord or said,- other parties to the extent arising out of or resulting from (i) the use or occupancy of the Premises, except such as is caused by negligence or intentional misconduct of Landlord, its authorized agents or employees, or (ii) the misconduct or negligence of Tenant or its agents, contractors, employees, licensees or invitees.  The foregoing indemnity obligation of Tenant shall include reasonable attorney’s fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made.  The provisions of this Paragraph 14 shall survive the termination of this Lease with respect to any damage, injury or death prior to such termination.

14.02.  Landlord agrees that neither Tenant nor its members, employees agents or representatives shall be liable and hereby waives all claims against Tenant. its members employees. agents and  representatives for damage to any property or injury or death of any person in, upon or about the Premises arising at any time and from any cause other than by reason of the negligence or intentional misconduct of Tenant its authorized employees or agents, and Landlord shall indemnify and hold harmless Tenant and its partners, employees, agents and representatives from any and all loss, cost, damage and expense incurred or suffered by Tenant or said other parties to the extent arising out of or resulting from (i) the use or occupancy of the Premises, except such as is caused by negligence or intentional misconduct of Tenant, its authorized agents or employees, or (ii) the misconduct or negligence of Landlord or its agents, contractors, employees, licensees or invitees.  The foregoing indemnity obligation of Landlord shall include reasonable attorney’s fees, investigation costs and all other reasonable costs and expenses incurred by Tenant from the first notice that any claim or demand is to be made or may be made.  The provisions of this Paragraph 14 shall survive the termination of this Lease with respect to any damage, injury or death prior to such termination.

15.           Compliance with Legal Requirements.

Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may be hereafter in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant’s acts.

16.           Assignment and Subletting.

16.01.  Tenant shall not at any time during the term of this Lease have the right to sublet all or any part of the Premises or assign this Lease or any right or interest therein, without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed.  Except as otherwise expressly set forth below, in the case of sale or transfer of a controlling ownership interest of Tenant or a change in control of Tenant resulting from a merger, consolidation or asset sale shall be deemed an assignment or transfer requiring Landlord’s prior written consent which but no Landlord approval shall be required if the resulting entity that remains as Tenant under this Lease has a tangible net worth of at least $5 million.  Should Tenant desire to assign this Lease or any right or interest herein or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire, which notice shall contain (1) the name and address of the proposed subtenant or assignee and its form of organization, (2) the nature of the proposed subtenant’s or assignee’s business to be conducted in the Premises, (3) the term and conditions of the proposed sublease or assignment, and (4) financial statements for the proposed subtenant or assignee and such other financial information as Landlord shall reasonably request and a bank reference, together with a request that Landlord approve such assignment or subletting.  Landlord shall have a period of ten (10) days following receipt of such written notice within which to notify Tenant in writing that Landlord elects either (A) upon providing Tenant with a detailed explanation of Landlord’s reasons and concerns, to deny Tenant the right to consummate such subletting or assignment or (B) to permit Tenant to assign this Lease or sublet such space, subject, however, to all of the following conditions:

(a)   The sublease or assignment shall be on substantially the same terms and conditions set forth in the notice given to Landlord.

(b)   The proposed assignee or sublessee shall be engaged in a business in the Premises which is consistent with the nature of the Building and is permitted by the provisions of Paragraph 4 hereof, and the use of the Premises or any portion thereof by such subtenant or assignee will not, in Landlord’s reasonable estimation, increase to an unreasonable level the scope or quantity of services or utilities then being furnished to Tenant as of the proposed date of assignment or subletting.

(c)   The proposed assignee or sublessee is a respectable party of sufficient financial worth to perform its obligations under this Lease or under the sublease, as applicable, and Tenant shall have provided Landlord with proof thereof.

(d)   No subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant  to pay the Rental and to perform all other obligations to be performed by Tenant under this Lease.

(e)   INTENTIONALLY OMITTED

(f)    INTENTIONALLY OMITTED

(g)   With the exception of assignments permitted without the consent of Landlord pursuant to Paragraph 16.01 of this Lease, any and all options, including, without limitation, expansion options, renewal options and rights of first refusal or negotiation, granted pursuant to this Lease, are not assignable and shall be null and void and of no further force or effect on and after the effective date of such assignment of this Lease or any right or interest therein.

(h)   Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublet all or any part of the Premises without the prior consent of Landlord if all of the following condition is satisfied:

(i)    The assignee or subtenant is a parent company, affiliate, subsidiary or an entity resulting from a merger or consolidation with Tenant or is an entity succeeding to the business and assets of Tenant or is a subsidiary or affiliate of Tenant (with affiliate being defined as defined under the current version of the U.S.  Internal Revenue Code); and In relation to the foregoing, Tenant acknowledges and agrees that in the event of an assignment pursuant to this subsection 16.01(h), Tenant shall remain primarily liable for the performance of all obligations to be performed by Tenant under this Lease unless and except the subject assignee has a tangible net worth of at least $10,000,000, in which event, Tenant shall be released from its liability hereunder.

16.02.  If Landlord consents to any such assignment or sublease, Tenant shall pay to Landlord, promptly upon demand, a reasonable sum not to exceed $300.00 in each instance as attorney’s fees arising incident to such transaction and no sublease or assignment shall be valid and no one shall occupy the Premises by reason thereof until a fully executed counterpart of the sublease or assignment has been delivered to Landlord.  Any attempted assignment, sublease or other action by Tenant in violation of this Paragraph 16 shall be null and void and shall constitute an Event of Default.  Except as provided in subparagraph 16.01, this Lease, or any right or interest hereof, shall not be assignable as to the interest of Tenant by operation of law without Landlord’s written consent, such consent not to be unreasonably withheld, conditioned or delayed.  The acceptance of Rental by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision hereof.  Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.  In the event of default by any assignee or successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

17.           Signs.

Signage rights will be provided on the front glass of the Premises.  All aspects of Tenant’s signage, including size, location, content, design and manner of attachment, shall be subject to Landlord’s prior approval, such approval not to be unreasonably withheld.  The actual sign and its respective installation cost shall be at the expense of the Tenant and shall conform to architectural covenants and all applicable laws and ordinances, if any.  Tenant shall remove all signs installed by Tenant at the expiration or any earlier termination of the Lease Term.  Tenant shall be responsible for any damage to the Building occasioned by the installation of any such signs.  Tenant shall place no sign, if any, upon the roof of the Premises or the Building, nor any part of the roof, including the flashing or gutters of the Premises or the Building.  Tenant shall repair any damage to the Building caused by its signage, including, but not limited to, discoloration.  Excepting “force majeure,” Tenant shall be required to install identification signage within ninety (90) days of the commencement, subject to the aforementioned conditions and limitations.  Notwithstanding any other provision contained herein to the contrary, Landlord acknowledges and agrees that Tenant shall be entitled to install and maintain throughout the

Lease Term signage consistent with the signage of the tenant occupying the Premises as of the Lease Date.  The provisions hereof shall survive the termination of this Lease.

18.           Rules.

Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit “C” and made a part hereof, and, after notice thereof, all reasonable non-discriminatory modifications thereof and additions thereto from time to time promulgated in writing by Landlord.  Landlord shall not be responsible to Tenant for the nonperformance by any  other tenant or occupant of the Building of any of said rules and regulations.  However, Landlord shall assume responsibility for the even enforcement among all tenants of the Building of said rules and regulations.  In the event of a conflict between the terms of this Lease and said rules and regulations, this Lease shall control.

19.           Entry by Landlord

With twenty-four (24) hours’ prior notice (written or oral) to Tenant (except in the event of an emergency where no such notice shall be required), Landlord may enter the Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders and tenants (provided, however, Landlord’s right to enter the Premises for the purposes of showing same to perspective tenants shall not arise until one hundred and eighty (180) days prior to the end of the term hereof), (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply the services to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.  So long as such entries are conducted in accordance with the conditions of the preceding sentence, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry.  Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes, trade secret areas and similar areas reasonably designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof.  Tenant shall pay upon demand all repair costs and expenses resulting from Landlord’s emergency entry to the Premises, but only under circumstances where Tenant caused the subject emergency.  Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways. doors and doorways, stairs, or other public parts of the Building and to change the name or number of designation by  which the Building is commonly known, provided the same does not materially interfere with Tenant’s use of the Premises and Landlord reimburses Tenant for costs associated with such changes.

(a)   Notwithstanding the provisions of Paragraph 19 above, except in the case of emergency, Landlord shall make a reasonable attempt to notify Tenant by telephone, letter, facsimile or other means prior to visiting the Premises, however, failure to do so shall not constitute a default by Landlord hereunder.  In the event that Landlord should need to enter the Premises for the purpose of making repairs, alterations or improvements, Landlord shall schedule such work in accordance with Tenant’s reasonable business schedule.  Additionally, in no event other than an emergency will Landlord enter an examining room while a patient is present, and Landlord will at all times other than an emergency defer to the privacy expectation of Tenant’s patients at the request and direction of Tenant.

20.           Environmental Matters.

(a)   For purposes of this Lease:

(i)            “Contamination” as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Premises or the Building so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

(ii)           “Environmental Laws” as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, all as may be amended from time to time.

(iii)          “Hazardous Substances” as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act. 42 U.S.C. 9601 et seq. (“CERCLA”) and the Resource Conservation and Recovery Act. 42 U.S.C. 6901 et seq. [“RCRA”]) and any  wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

(b)   Landlord represents that, except as might otherwise be set forth in environmental reports delivered by Landlord to Tenant, if any (i) Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Premises and (ii) to Landlord’s actual knowledge without investigation, no Hazardous Substances are present on or under the Building as of the date of this Lease.

(c)   Tenant represents that all its activities on the Premises during the course of this Lease will be conducted in compliance with Environmental Laws.  Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Premises and shall make all notifications and registrations required by any applicable Environmental Laws.  Tenant, at Tenant’s sole cost and expense, shall at all times comply with the term and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws affecting in any way the approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Premises.

(d)   Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept, stored or used in or about the Premises or the Building without the prior written consent of Landlord, which consent may be granted or withheld in the reasonable discretion of -Landlord; provided; however, that the consent of Landlord shall not be required for the use at the Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant, at the Premises, in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Premises.

(e)   Neither Landlord nor Tenant shall cause or permit the release of any Hazardous Substances by its respective agents, contractors, employees or invitees into any environmental media such as air, water or land, or into or on the Premises or the Building in any manner that violates any Environmental Laws.  If such release shall occur the responsible party shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep the other party reasonably informed of such release and response.

(f)    Regardless of any consents granted by Landlord pursuant to Paragraph 20(d) allowing Hazardous Substances upon the Premises, Tenant shall under no circumstances whatsoever (i) cause or permit any activity on the Premises which would cause the Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; (ii) discharge Hazardous Substances into the storm sewer system serving the Building; or (iii) install any underground storage tank or underground piping on or under the Premises.

(g)   Each of Landlord and Tenant shall and hereby does indemnify, defend and hold the other party hereto harmless from and against any and all reasonable and actual expense, loss, and liability suffered by the indemnified party (with the exception of those expenses, losses, and liabilities arising from such party’s own negligence or willful act), by reason of the indemnifying party’s storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous -Substances (whether accidental, intentional, or negligent) or by reason of the indemnifying party’s breach of any or the provisions of this Paragraph 20.  Such expenses, losses and liabilities shall include; without limitation, (i) any and all expenses that the indemnified party may incur to comply with any Environmental Laws as a result of the indemnifying party’s failure to comply therewith; (ii) any and all costs that the indemnified party may incur in studying or remedying any Contamination at or arising from the Premises as a result of a failure to comply with this Paragraph 20 or Environmental Laws; (iii) any and all costs that the indemnified party may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances which are present at the Premises as a result of a failure to comply with this Paragraph 20 or Environmental Laws; (iv) any and all fines, penalties or other sanctions assessed by reason of the indemnifying party’s failure to comply with Environmental Laws; and (v) any and all reasonable legal and professional fees and costs incurred by the indemnified - party in connection with the foregoing.  Notwithstanding any other provision to the contrary contained in this subsection 20(g), Tenant acknowledges and agrees that Landlord shall have no obligations under this subsection 20(g) for the release of Hazardous Substances or any other violation of any Environmental Law occurring as the result of the actions or inactions of any party for whom Landlord is not otherwise responsible at law (including, but not limited to, any applicable Environmental Laws).  Further, notwithstanding any other provision contained herein to the contrary, Landlord acknowledges and agrees that Tenant shall have no liability or responsibility whatsoever for any pre-existing environmental conditions with respect to the Premises or Building Furthermore, Landlord shall and does hereby indemnify Tenant, hold and defend Tenant harmless from and against any and all reasonable and actual expense, loss and liability suffered by Tenant by reason of any misrepresentations made by Landlord under this paragraph 20.  The indemnities contained herein shall survive the termination or expiration of this Lease.

(h)   Landlord shall have the right, but not the obligation, to enter the Premises at reasonable times throughout the Term, after at least twenty-four (24) hours’ prior written notice to Tenant, to audit and inspect the Premises for Tenant’s compliance with this Paragraph 20.

21.           Landlord’s Lien.

Landlord acknowledges and agrees that Tenant shall have the right at any time to encumber all or any portion of its interest in and to any furniture, fixtures or equipment located in the Premises with a lien to secure financing, and, Landlord agrees to execute such Landlord’s lien waiver or other agreements as Tenant may reasonably require in connection with any such financing.

22.           Events of Default.

The occurrence of any one or more of the following events (“Events of Default”) shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay any Rental when and as the same becomes due and payable, and such payment remains outstanding for a period of fifteen (15) days after written notice thereof from Landlord to Tenant; (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable, and such payment remains outstanding for a period of fifteen (15) days after written notice thereof from Landlord to Tenant, (c) if Tenant shall fail to perform or observe any other term or provision of this Lease or of the rules and regulations described in Paragraph 18 to be performed or observed by Tenant, and (except or the failure set forth in clause (g) such failure shall continue for more than thirty (30) days after written notice thereof from Landlord, provided that if Tenant’s cure can not reasonably be completed within thirty (30) days, said thirty (30) day period shall be extended as long as Tenant proceeds diligently and in good faith to effect such cure; (d) intentionally omitted; (e) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (f) if, within forty-five (45) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within forty-five (45) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; (g) if Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Paragraph 31 hereof within the time period designated for such return in Landlord’s request for same and such failure continues for five (5) business days after Tenant’s receipt of written notice of such failure from Landlord; or (h) if Tenant shall knowingly do or permit to be done any act which results in a lien being filed against the Premises or the Building and within thirty (30) days after written notice from Landlord, Tenant does not occasion the removal of any such lien.

23.           Remedies

23.01.  Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever except as otherwise expressly provided:

(a)   Landlord, with or without terminating this Lease, may, without prejudice to any other remedy Landlord may have for possession, arrearages in Rental or damages for breach of contract or otherwise. immediately or at any time thereafter, in accordance with applicable law, reenter the Premises and expel or remove therefrom Tenant and all  persons and entities claiming by or through Tenant (including, without limitation, any and all sublessees and assignees) and all property belonging to or placed on the Premises by, at the direction of or with the consent of Tenant or its assignees or sublessees without being liable to prosecution or any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination of this Lease or of Tenant’s right to possession hereunder, whether through inability to relet the Premises or through decrease in rental or otherwise.  Landlord may, at its option and with or without terminating this Lease, also declare the positive difference, if any, between (i) the entire amount of the Rental which would become due and payable during the remainder of the term of this Lease and the amount of any rental abated during any free rent period, discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, and (ii) the fair rental value of the Premises during the remainder of the term of this Lease (taking into account, among other factors, the anticipated duration of the period the Premises will be unoccupied prior to reletting and the anticipated cost of reletting the Premises), also discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, to be due and payable immediately, in which event such sum shall be due and payable immediately and Tenant agrees to pay the same at once. together with all Rental and other sums theretofore due, at the office of Landlord in Atlanta, Georgia; it being understood and agreed that such payment shall be and constitute Landlord’s liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult or impossible to determine’ the actual damages Landlord would suffer from Tenant’s breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with O.C.G.A. - 13-6-7.

(b)   Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times. at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable. and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper in its reasonable discretion to facilitate such reletting: and Tenant shall pay all reasonable costs of such reletting including, but not limited to the cost of any such reasonable alterations and repairs to the Premises, attorneys’ fees and reasonable brokerage commissions: and if this Lease shall not have been terminated, Tenant shall continue to pay all Rental and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the positive difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the Rental and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the Rental reserved herein.

(c)   Landlord, with or without terminating this Lease, may recover from Tenant all damages and expenses Landlord suffers or incurs by reason of Tenant’s default, including, without limitation, costs of recovering the Premises, attorney’s fees and any unamortized value of Tenant Improvements, if any, and brokerage commissions,’ all of which shall be immediately due and payable by Tenant to Landlord immediately upon demand.

23.02.  The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.  All remedies provided in this Lease are cumulative and may be exercised alternatively, successively or in arty other manner.  The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided.  Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease.  Notwithstanding any other provision contained herein to the contrary, Landlord acknowledges and agrees that it will use commercially reasonable efforts to attempt to mitigate its damages in the event of a Tenant default hereunder.

24.           Landlord’s Right to Cure Defaults.

All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at the sole cost and expense of Tenant and without any abatement of Rental.  If Tenant shall fail to pay any sums of money. other than Base Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder or violates any provision of this Lease and such failure or violation shall continue for thirty (30) days after written notice thereof by Landlord subject to the same time extension contained in Paragraph 22(c), Landlord is hereby empowered and Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant or any other right or remedy of Landlord under this Lease or otherwise, make any such payment, perform any such other act or correct any such violation on Tenant’s part to be made, performed or observed as in this Lease provided.  All sums so paid by Landlord and all necessary incidental costs shall be deemed Rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Base Rental.  All sums so paid by Landlord and all such necessary incidental expenses shall accrue simple interest at the Default Rate from demand until payment, and Tenant shall pay to Landlord such accrued interest together with such sums and expenses.

25.           Attorney’s Fees.

If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord or Tenant, as the case may be, uses the services of any attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the defaulting party shall reimburse the other party upon demand for any and all actual and reasonable attorney’s fees and expenses so incurred.

26.           Landlord’s Defaults.

Notwithstanding any other provision of this Lease to the contrary, excluding subparagraph 9.01(a), in the event of any default by Landlord under this Lease, Tenant, in addition to any other remedies available at law or in equity, shall have an action for damages, but prior to any such action or other exercise of any remedies by Tenant.  Tenant will give Landlord written notice specifying such default with particularly, and Landlord shall then have thirty (30) days in which to cure any such default: provided. however, in the event any such default cannot with reasonable diligence be cured within such thirty day period, Landlord shall have such additional reasonable period of time as is necessary to cure such default so long as Landlord commences such cure within such thirty day period and shall diligently prosecute in good faith such cure to completion.

27.           Eminent Domain.

If all or part of the Premises or Building shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises or Building taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the Premises and, further, provided that a condition to the exercise by Landlord of such right to terminate shall be that the portion of the Premises or Building taken shall be of such extent and nature as to materially adversely affect Landlord’s ability to continue to lease space within the Building in an economically reasonable manner as determined by Landlord in its reasonable discretion.  In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise.  The foregoing notwithstanding, nothing in this paragraph shall be construed as precluding Tenant from seeking on its on behalf and expense a separate award for its relocation and moving expenses, as well as any tenant alterations, additions or improvements paid for directly by

Tenant.  In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall to the extent reasonably practicable restore the Premises and/or the Building to a complete architectural unit, and the monthly Base Rental and Additional Rental thereafter to be paid shall be equitably reduced.

28.           Subordination.

28.01.  Except as provided in subparagraph 28.03 below, this Lease shall be subject and subordinate at all times to (i) any and all ground or underlying leases which are now in effect regarding the Building or any part thereof (collectively or singularly, “Landlord’s Ground Lease’), and (ii) the lien or security title or interest of any and all third party mortgages and deeds to secure debt in any amount or amounts whatsoever now or hereafter placed on or against the Building or my part thereof or on or against Landlord’s interest or  estate therein or on or against any or all such ground or underlying leases (collectively or singularly, “Landlord’s Mortgage”), all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination.  With respect to the foregoing, Landlord represents and warrants that there is currently no Landlord’s Ground Lease in effect with respect to the Building.

28.02.  While subparagraph 28.01 above is self-operative, and no further instrument of subordination shall be necessary, Tenant shall, in confirmation of such subordination, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or a holder of Landlord’s Mortgage (“Landlord’s Mortgagee”) or the lessor under Landlord’s Ground Lease (“Landlord’s Ground Lessor”), as applicable, a Subordination, Non-Disturbance and Attornment Agreement, in the form which is in Exhibit “E” attached hereto and made a part hereof by this reference.

28.03.  Tenant shall, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or Landlord’s Mortgagee or Landlord’s Ground Lessor, as applicable, without expense, any and all reasonable instruments that may be necessary to make this Lease superior to the lien or security title or interest of Landlord’s Mortgage or to the estate of the Landlord’s Ground Lease.

28.04.  If Landlord’s Mortgagee or Landlord’s Ground Lessor, as applicable, shall hereafter succeed to the right of Landlord under this Lease, Tenant shall, at the option of such holder or lessor, attorn to and recognize such successor as Tenant’s Landlord under this Lease and shall promptly execute and deliver any reasonable instrument that may be necessary to evidence such attornment.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor Landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

28.05.  Tenant agrees to execute any documents required under this Paragraph 28 within fifteen (15) days after demand.

28.06.  Notwithstanding any provisions to the contrary contained in this Paragraph 28, Tenant’s obligation to subordinate to a Landlord’s Ground Lease or Landlord’s Mortgage shall be subject to the full execution by Landlord, Tenant and Landlord’s Mortgagee of a form Subordination, Non-Disturbance and Attornment Agreement in the form attached as Exhibit “E” to this Lease and delivery thereof to the Tenant.

28.07.  Landlord acknowledges and agrees that it shall, on or before fifteen (15) days after the Commencement Date, deliver to Tenant a counterpart of the Subordination, Non-Disturbance and Attornment Agreement attached hereto as Exhibit “E” executed by each of Landlord and all current Landlord’s Mortgagees.

29.           No Merger.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof or a termination by Landlord pursuant to the terms of this Lease, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, except those to Tenant’s subsidiaries and affiliates or may, at the option of Landlord, operate as an assignment to it of any and all such subleases or subtenancies.

30.           Sale

In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner.  Tenant agrees to attorn to such new owner.  Landlord shall, upon written request of Tenant, provided Tenant evidence of such new owner’s assumption of this Lease.

31.           Estoppel Certificate.

At any time and from time to time designated by Landlord (but on not less than fifteen (15) days prior written request by Landlord), Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which Rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord.  Any such certificate may be relied upon by any existing or prospective purchaser, investor, ground lessor, mortgagee or holder of any deed to secure debt on the Building or any part thereof.  Landlord agrees that it shall execute a comparable estoppel certificate within fifteen (15) days after written request by Tenant.

32.           No Light, Air or View Easement.

No easement of light, air or view is granted by Landlord hereunder, and any diminution or shutting off of light, air or view by any building or other structure shall in no way affect this Lease or impose any liability on Landlord.

33.           Holding Over

If Tenant remains in possession after expiration of this Lease, with Landlord’s acquiescence and without any distinct written agreement between Landlord and Tenant, this Lease shall become a month-to-month periodic tenancy, and there shall be no renewal of this Lease by operation of law.  Such periodic tenancy may be terminated by thirty (30) days written notice by either party to this Lease to the other party and such termination shall be effective as of the last day of the calendar month during which said notice period ends.  During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly Base Rental shall be one hundred ten percent (110%) of the Base Rental payable for the last calendar month of the term of this Lease, including any renewals or extension; provided, however, that for the first 60 days of holdover there shall be no consequential damages.  The inclusion of the preceding sentence in this Lease shall not be construed as Landlord’s consent for Tenant to hold over.  If Tenant remains in possession after expiration of the term of this Lease, without Landlord’s acquiescence or consent, Tenant shall become a Tenant-at-sufferance subject to eviction in accordance with Georgia law.  This Paragraph 33 will survive the termination of this Lease, by lapse of time or otherwise.

34.           Abandonment

If Tenant shall abandon or surrender the Premises’ and fail to pay rent, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises for a period of ten (10) business days thereafter shall be deemed to be abandoned, at the option of Landlord.

35.           Security Deposit

See Exhibit “F’.

36.           Waiver

The waiver by Landlord or Tenant of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement. condition or  provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by the other parts’ in strict accordance with said terms.  The subsequent acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular increment of Rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rental.  Landlord may accept a partial payment of Rental or other sums due hereunder without such constituting an accord and satisfaction and without prejudice to Landlord’s right to demand the balance of such Rental or other sum notwithstanding any notation on a check or letter accompanying such partial payment, unless Landlord expressly waives its right to such balance in writing.

37.           Notices

Except as might otherwise be specifically provided for herein to the contrary, whenever any notice, demand or request is required or permitted hereunder, such notice, demand or request shall be in writing and either hand delivered in person, by reputable courier service, or sent United States Mail, return receipt requested, postage prepaid and addressed as follows: to Tenant at the applicable address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant.  Any notice, demand or request which shall be served upon either of the parties in manner aforesaid shall be deemed sufficiently given and received for all purposes hereunder (i) at the time such notices, demands or requests are hand delivered in person or by reputable courier service or (ii) on the third (3rd) day after the mailing of such notices, demands or requests via United States Mail, in accordance with the preceding portion of this paragraph.  Notwithstanding the foregoing, or any other provision contained herein to the contrary, Tenant hereby appoints as an agent of Tenant to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time. and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

38.           Complete Agreement.

There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements. brochures. agreements and understandings. if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease.  There are no representations between Landlord and Tenant other than those contained in this Lease, and any reliance with respect to any representations is solely upon the representations set forth in this Lease.  Any modifications or amendments to this Lease in order to be effective must be in writing and signed by the party to be charged.

39.           Corporate Authority.

If Tenant signs as a corporation, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation were authorized to do so.  The individual executing this Lease on behalf Landlord represents and warrants that he or she is duly authorized to executed and deliver this Lease on behalf of Landlord, that this Lease is binding upon Landlord in accordance with its terms, and that no other party’s approval is necessary for Landlord to enter into this Lease.

40.           Landlord Liability.

Except as might otherwise specifically be provided for herein to the contrary, Landlord shall not be liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about Premises, resulting from and/or caused in part or whole by leaking of gas, oil, water or steam or by electricity emanating from Premises, and Tenant hereby covenants and agrees that it will at all times indemnify and hold safe and harmless the property, the Landlord, Landlord’s agents and employees from any loss, liability, claims, suits, costs, expenses, including without limitation attorney’s fees and damages, both real and alleged, arising out of any such damage or injury; except injury to persons or damage to property the cause of which is the negligence of Landlord or the failure of Landlord to repair any part of Premises which Landlord is obligated to repair and maintain hereunder within a reasonable time after the receipt of written notice from Tenant of needed repairs.

41.           Quiet Enjoyment.

Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant’s part, subject to the provisions of Paragraph 28 hereof.  Tenant shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Premises, but always subject to the terms hereto, and restrictions, easements and other matters of public record affecting or other-wise encumbering the Building.

42.           Force Majeure

Notwithstanding any other provision of this Lease, when a period of time is herein prescribed of any action to be taken by Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

43.           Certain Rights Reserved to Landlord.

Landlord reserves and may exercise the following rights without affecting Tenant obligations hereunder:

(a)   to change the name or street address of the Building (provided, however, Landlord shall pay all reasonable out-of-pocket costs incurred by Tenant in connection with any such change of address including, but not limited’ to replacing all stationery and business cards of Tenant);

(b)   INTENTIONALLY DELETED;

(c)   to reasonably approve all sources furnishing janitorial services, sign painting and lettering, toilet supplies, lamps and bulbs used on the Premises;

(d)   to retain at all times pass keys to the Premises;

(e)   subject to the provisions of Paragraph 19 to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identification and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the

Premises of the Building or the Landlord’s interests or as may be necessary or desirable in Landlord’s reasonable discretion in the operation of the Building.

Subject to the provisions of Paragraph 19,  Landlord may enter upon the Premises and may exercise any or all of the foregoing rights hereby reserved without the same being construed as a forcible or unlawful entry into, or detainer of the Premises and without being deemed guilty of an eviction, actual or constructive, or without being deemed guilty of disturbance of the Tenant’s use or possession and without being liable in any manner to Tenant and without abatement of rent or affecting any of Tenant obligations hereunder.

44.           Bankruptcy Matters

(a)   Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rental, shall constitute rent for the purposes of the Bankruptcy Code, 11 U.S.C. 502(b) (7).

(b)   This is a contract under which applicable law excuses Landlord from accepting performance from (or rendering performance to) any person or entity other then Tenant within the meaning of the Bankruptcy Code, 11 U.S.C. “365(c), 365(e)(2).

(c)   If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code.  Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

(d)   Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall upon demand, execute and deliver to Landlord an instrument confirming such assumption.

45.           Americans With Disabilities Act.

Notwithstanding any other provisions contained herein to the contrary Landlord will be responsible or complying with ill requirements relating to new construction and alterations to the public accommodations and commercial facilities as described by and defined in Title III of the Americans with Disabilities Act of 1990 and regulations promulgated thereunder (the “ADA”) for the Tenant’s Premisesp; provided, however, Landlord shall not be responsible for complying with such provisions of the ADA if compliance is exempt under the ADA. including, without limitations, if the cost and scope of the alterations necessary to comply with the ADA are disproportionate to the cost and scope of the overall alterations (as defined in the ADA) which are otherwise anticipated to be constructed within the Premises upon their initial occupancy by Tenant.  In addition, Landlord shall remove architectural and other barriers in the Premises and common areas of the Building provided such removal is readily achievable (as defined by the ADA and determined in Landlord’s reasonable judgment) and only to the extent required, and in the order of priority prescribed, by Title III of the ADA excluding points of access or entry to the property, Building and parking areas, and excluding any Common Area.  In no event shall Landlord be responsible for, and Tenant  hereby agrees to bear the responsibility, cost and expense of (a) providing auxiliary aids and services to accommodate specific needs for a disabled employee, licensee or invitee of Tenant unless such aid, service or accommodation is exempt pursuant to the ADA or Tenant has notified Landlord in writing of the necessity for such aid or service and Landlord and Tenant have mutually agreed on such aid or service; (b) complying with the provisions of Title I of the ADA relating to the hiring of employees and all other terms, conditions and privileges of employment; and (c) complying with Title III of the ADA with respect to any requirement arising out of a specific need of which Tenant was aware and with respect to which Tenant failed to provide notice to Landlord as required under this paragraph.

Tenant further agrees that (1) in the event it utilizes the services of any interior planner or architect other than Landlord’s designated interior planner or architect, any plans and specifications for tenant improvements or alterations to the Premises, such plans and specifications shall conform to all applicable requirements of the ADA, shall otherwise be in accordance with the agreements contained in this paragraph, and Landlord’s review of such plans shall not constitute a warranty that the plans comply with the ADA; (2) it shall notify Landlord of any particular ‘requirements it may have to enable Landlord to meet its obligations of this paragraph and (3) it shall bear sole responsibility for complying with the ADA as it may relate to Tenant’s furniture, fixtures and equipment.

Landlord and Tenant promise to reimburse and indemnify each other for any expenses incurred because of the failure to conform’ with ADA as the parties hereto have agreed in this paragraph. including the cost of making  any alterations, renovations or accommodations required by the ADA. or any governmental enforcement agency, or any court, any and all fines, civil penalties. and damages awarded resulting from a violation of the ADA and regulations, and all reasonable legal expenses incurred in defending claims made under the ADA, including reasonable attorneys fees.

46.           Miscellaneous.

The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  This Lease grants Tenant the right to possess and enjoy the use of the Premises subject to the terms and provisions of this Lease; no estate is conveyed by this Lease and Tenant has only a usufruct not subject to levy and sale.  Nothing in this Lease is deemed to make or imply that Landlord and Tenant are partners or joint venturers.  Time is of the essence of this Lease and each and all of its provisions.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.  Landlord’s obligations and liability with respect to this Lease shall be limited solely to Landlord’s interest in the Building (and rents, profits and insurance and condemnation proceeds derived therefrom), as such interest is constituted from time to time, and neither Landlord nor any officer, director, shareholder nor member- of Landlord shall have any personal liability whatsoever with respect to this Lease.  The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.  Tenant shall not, without, notifying Landlord in advance, record this Lease or a short-form memorandum hereof in any public records.  Tenant shall not, without the prior written consent of Landlord, use the Building name for any purpose other than as the address of the business to be conducted by Tenant in the Premises.  If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.  The captions, headings and table of contents contained in this Lease are for convenience only and do not in any way limit, amplify or modify the terms and provisions of this Lease.  This Lease shall be a contract between Landlord and Tenant and shall be governed by and construed pursuant to the laws of the State of Georgia.

47.           Broker Representation.

Tenant represents that it has neither consulted with nor retained a broker in connection with the negotiation of this Lease, except for Tenant’s Broker and Landlord’s Broker (as identified in the Basic Lease Information), and Landlord acknowledges that Tenant’s Broker represents Tenant and not Landlord.  Landlord represents and warrants that it has neither consulted with nor retained any broker in connection with the negotiation of this Lease, except for Landlord’s Broker, and Tenant acknowledges that Landlord’s Broker represents Landlord and not Tenant.  Landlord agrees that both Tenant’s Broker and Landlord’s Broker shall be compensated for their services in connection herewith by Landlord, pursuant to separate commission agreements between Landlord and said brokers.

48.           Exhibits; Additional Provisions.

The Basic Lease Information and the exhibits and addendum if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.  Additional provisions, if any, are set forth on Exhibit “F” attached hereto and by this reference made a part hereof.  To the extent of any conflict between such additional provisions and the balance of this Lease, such additional provisions shall control.

WITNESS WHEREOF, the parties have executed this Lease under seal as of the date first above stated.

LANDLORD:

ATLANTA LAKESIDE REAL ESTATE, L.P.,
a Georgia Limited Partnership

By:	/s/ Alexandra Logan
Name:	Alexandra Logan
Title:	Agent

TENANT:

LANIER HEALTHCARE, L.L.C.,
A Delaware limited liability company

By:	/s/ Robert J. Duhoy
Name:	Robert J. Duhoy
Title:	EVP & CFO

EXHIBIT “A”

A-1

EXHIBIT “B”

MEMORANDUM OF COMMENCEMENT OF RENTAL

This Memorandum is made and entered into this          day of        , 2002, by and between ATLANTA LAKESIDE REAL ESTATE, L.P., a Georgia limited partnership (“Landlord”) and LANIER HEALTHCARE, L.L.C., (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (the “Lease”) dated                            , with respect to certain premises known as Lakeside Spalding Triangle, 5430 Metric Place, Norcross, Georgia, as such Premises are more particularly described in the Lease.

WHEREAS, by virtue of Paragraph 2 of the Lease, the Lease Term and the payment of Base Rental and Additional Rental (as such terms are defined in the Lease) are to commence upon the delivery of the Premises to Tenant (unless such delivery is delayed by delays attributable to Tenant);

NOW, THEREFORE, for and in consideration of the Premises and the mutual covenants expressed in the Lease, it is hereby agreed by Landlord and Tenant as follows:

1.             Pursuant to the terms of Paragraph 2 of the Lease, the Premises have been delivered to Tenant; the Commencement Date shall be                          ; the ‘Base Rental and Additional Rental commenced on                      ; and the Expiration Date ‘shall be                       (as such terms are defined in the Lease).

2.             This Memorandum shall not be deemed or construed to alter or amend the Lease in any manner.

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized officers or members to execute this Memorandum the day and year first above written.

TENANT:

LANIER HEALTHCARE, L.L.C.,
a Delaware limited liability company

By:

LANDLORD:

ATLANTA LAKESIDE REAL ESTATE, L.P.,
a Georgia Limited Partnership

By:
Title:

B-1

EXHIBIT “C”

ATLANTA LAKESIDE REAL ESTATE, L.P.,
RULES AND REGULATIONS

These Rules and Regulations have been adopted by Atlanta Lakeside Real Estate, L.P. (“Landlord”) for the mutual benefit and protection of all the tenants of Buildings in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.

1.             Sidewalks, passages, exits, entrances, driveways, parking areas or other common areas shall not be obstructed by tenants or used by them for any purpose other than for ingress and egress from their respective premises.  The passages, exits, entrances, stairways or other common areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant’s business unless such persons are engaged in illegal activities.  No tenant, and no employees or invitees of any tenant, shall go upon the roof of the Building, except as authorized by Landlord.

2.             No sign, placard, picture, name, advertisement or notice, visible from the exterior of one’s premises shall be inscribed, painted, affixed, installed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, such consent to be given or withheld in Landlord’s reasonable discretion, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the sole expense of the tenant.  Any expense incurred by Landlord may, at Landlord’s sole option, be treated as Rental under of this Lease.

3.             If Landlord shall have given such prior written consent to any tenant at any time, whether before or after the execution of the lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to be Landlord and shall not be construed as dispensing with the necessity of obtaining the specific prior written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

4.             Any bulletin board or directory of the Building is to be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

5.             No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed, in or used in connection with, any window or door on any premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.  No articles shall be placed against glass partitions or doors which might appear unsightly from outside tenants’ premises.

6.             In no event shall any tenant store any articles or other items outside of the exterior walls of the Building, unless such storage has been pre-approved in writing by Landlord.

7.             No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning their respective premises unless otherwise approved by Landlord in writing prior to the employment of such person, such approval to not be unreasonably withheld or delayed.  Except with the prior written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same.  No tenant shall cause any unnecessary labor by reason of such tenant’s carelessness or indifference in the preservation of good order and cleanliness of the premises.  Landlord shall in no way be responsible to any tenant for any loss of property or effects on the premises, however occurring, or for any damage done to the property or effects of any tenant by the janitor or any other employee or any other person.

8.             Each tenant shall see that all doors of its premises are closed, and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the tenant shall make good all injuries sustained by other tenants or occupants of the Building.  All tenants shall keep the door or doors to the Building and/or corridors closed at all times except for ingress and egress.

9.             Intentionally omitted.

10.           No tenant shall alter any lock or access device or install a new or additional lock or access device or any bolt on any door of its premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  If Landlord shall give its prior written consent, the tenant shall in each case furnish Landlord with a key for any such lock.

11.           No tenant shall make or have made additional copies of any keys or access devices provided by Landlord.  Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys or access devices for the building, offices and rooms which shall have been furnished the tenant or which the tenant shall have had made.  In the event of the loss of any keys or access devices so furnished by Landlord, the tenant shall pay Landlord therefore the replacement cost of any keys, locks or access devices.  Landlord shall at its cost provide an adequate number of keys and/or access cards for Tenant to conduct its business operations.

12.           The toilets, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever, including coffee grounds, shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose agents, employees or invitee, shall have caused it.

13.           No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities necessary for the operation or maintenance of office equipment.  No tenant shall use any method of heating or air conditioning other than that supplied by Landlord.

14.           No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building in their reasonable determination by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises of the Building other than seeing eye dogs.

15.           No cooking shall be done or permitted by any tenant on its premises (except that use by tenant of Underwriters’ Laboratory approved equipment for the preparation of coffee, tea, hot, chocolate, popcorn, microwaveable foods and similar food and beverages for tenants and their employees shall be permitted, provided, that such equipment and use is in accordance with all applicable federal, state, and city laws, codes, ordinances, rules and regulations) nor shall premises be used for lodging.

16.           Subject to the provisions of the Basic Lease Information and Paragraph 4 of the Lease, except with the prior written consent of Landlord, no tenant shall sell or permit the sale, at retail, of any goods or merchandise in or on any premises, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the premises of any tenant be used for any illegal, improper, immoral or objectionable purpose, or any business activity other than that specifically provided for in such tenant’s lease.

17.           If a tenant requires telegraphic, telephonic, electronic burglar alarm or similar services, it shall first obtain and comply with, Landlord’s reasonable instructions for their installation.

18.           Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed.  No boring or cutting for wires will be allowed without the prior written consent of Landlord. which consent shall not be unreasonably withheld, conditioned or delayed.  The location of burglar alarms, telephones, call boxes  and other office equipment to all premises shall be subject to the prior written approval of Landlord.

19.           Except as expressly provided for in the Lease, no tenant shall install any radio or television antenna, satellite or other dish, loudspeaker or any other device on the exterior walls or the roof of the Building.  Tenants shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20.           INTENTIONALLY DELETED

21.           No furniture, freight, equipment, supplies, packages, merchandise or other property will be received in the Building except between such reasonable hours as shall be designated by Landlord.

22.           No tenant shall install, maintain or operate upon their premises any vending machine other than within an employee break room without the prior written consent of Landlord.

23.           There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or other such material-handling equipment as Landlord may approve.  No other vehicles of any kind shall be brought by any tenant into or kept in or about their premises.

24.           Each tenant shall store all its trash and garbage within the interior of its premises.  No material shall be placed in the trash boxes or receptacles if such material is of such a nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city without violation of any law or ordinance governing such disposal.

25.           Canvassing, soliciting, distribution of handbills or any written material, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.  No tenant shall make room-to-room solicitation of business from other tenants in the Building.

26.           Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of alcohol or drugs or who is in violation of any of the Rules and Regulations of the Building.

27.           Without the prior written consent of Landlord, tenant shall not use the name of the Building in connection with or in promoting or advertising the business of tenant except as tenant’s address.

28.           No animals, including without limitation, pets (other than trained seeing-eye dogs required to be used by the visually impaired) shall be brought into the Premises.

29.           Each tenant shall comply with all energy conservation, safety, fire protection and evacuation procedures and regulations established by Landlord in its reasonable discretion or any governmental agency.

30.           Each tenant assumes any and all responsibility for protecting its premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to Premises closed.

31.           The requirements of tenants will be attended to only upon application at the office of the Building by an authorized individual.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

32.           All wallpaper or vinyl fabric materials which tenant may install on painted walls shall be applied with a strippable adhesive.  The use of nonstrippable adhesive will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at tenant’s sole expense.

33.           Intentionally omitted.

34.           Subject to the terms of the Lease, each tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any services to such tenant, to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service.  This provision shall apply to all work performed in the Building requiring Landlord’s approval under the terms of the Lease only, and may include installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

35.           Each tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to promptly.

36.           Each tenant shall require all of its employees, agents and invitees to park all cars within the designated car parking areas.

37.           No tenant shall hang or suspend any item from the structure steel components of the Building without having first received Landlord’s prior written approval to do so.

38.           Each tenant shall use its commercially reasonable best efforts for the observance of all of the foregoing Rules and Regulations by such tenant’s employees, agents, clients, customers, invitees and guests.

39.           These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, provisions, covenants, obligations, agreements and conditions of any lease of premises in the Building.

40.           Landlord reserves the right to make such other and reasonable non-discriminatory rules and regulations as in its judgment may from time to time be needed’ for safety and security, for care and cleanliness of the Building and for the preservation of good order therein.  Each tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional reasonable non-discriminatory rules and regulations which are adopted hereafter of which Tenant is provided notice.

“EXHIBIT D”

INTENTIONALLY OMITTED

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EXHIBIT F
ADDITIONAL PROVISIONS

1.             Base Rental (but not Additional Rental) will be waived during the first five months of the Term and 50% of the Base Rental (but not Additional Rental) shall be waived during months 6-8 of the Term.  During such periods Tenant shall continue to pay Tenant’s Percentage Share of Operating Expenses as set forth in Paragraph 3.01 (b) of this Agreement, which Operating Expenses shall include proportionate common area maintenance, Insurance Expenses and Real Estate Taxes for the Premises.

2.             Security Deposit - Tenant has deposited with Landlord a security deposit in the amount of $31,621 which shall be held by Landlord as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease on the part of Tenant to be observed and performed.  If’, from time to time, any of the Rents herein reserved or any other charges or sums payable by Tenant to Landlord shall be over due and unpaid or should Landlord make payments on behalf of Tenant or should Tenant fail to perform any of the terms of Lease, then Landlord may at its option from time to time, and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the security deposit, or so much thereof as may be necessary to compensate Landlord toward the payment of Rents, charges or other sums due from Tenant, or towards any loss, damage or expense sustained by Landlord resulting from such default on the part of Tenant.  In the event Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease and pay all of the Rentals as they become due and all of the charges and sums payable by Tenant to Landlord, the security deposit shall be returned to Tenant upon the expiration of the Lease.

3.             Landlord shall provide Tenant at all times during the Lease Term 173 parking spaces free and unassigned.

4.             The preliminary space planning, design, construction drawings and specifications for the Tenant Improvements will be provided by Hendrick and Associates and Landlord shall pay for same up to $.65 psf.

5.             The tenant improvement contractor will coordinate with Landlord to provide Tenant or Tenant’s contractors. early access to the space for the installation of phone systems, cabling and equipment.

6.             Tenant shall have access to the Premises 24 hours a day 7 days a week.

7.             The Premises shall be turn keyed by Landlord per the plans prepared by Hendrick and Associates dated 8/30/02 and labeled TP-6R.  The finishes shall reflect Landlord’s standard finishes and shall include the specifications submitted by Hendrick and Associates dated 5/15/02 except for the following two items:

(a)           There will be no drop pipe system in the server room and existing 2’ x 2’ ceiling system shall remain and be matched as necessary.  The Landlord standard finishes will be in accordance with the finishes described in the attached Exhibit “I”.  Exhibit “I” also contains the Hendrick drawing TP-6R, the Hendrick 5/15/02 specifications and the scope of work for the

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tenant improvement work which contains information not otherwise specified on the Hendrick plans labeled TP-6R.  Any changes or additions to the plans i) not specifically shown on the TP-6R drawing or noted in the Hendrick 5/15/02 specifications or ii) varying from Landlord’s standard finishes or the attached scope of work shall be paid for by the Tenant along with any additional costs that are directly or indirectly caused by such changes, additions or variances.

7.             Tenant may install an antenna on the roof of the Premises with Landlord approval not to be unreasonably withheld and in accordance with the rules described in Exhibit “J”.

8.             Landlord shall provide Tenant with inspection reports certifying that all HVAC equipment is in good working order prior to the commencement of the Lease and shall repair or replace any HVAC equipment found not to be in good working order.

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EXHIBIT “G”
INITIAL IMPROVEMENT OF PREMISES

The initial improvement of the Premises Shell, being the current “as is” condition of the Premises, shall be conducted in accordance with the following provisions:

1.             Landlord agrees to construct the improvements to the Premises (the “Tenant Improvements”) in substantial accordance with the plans and specifications prepared by Hendrick & Associates dated August 30, 2002 labeled TP-6R which plans and specifications are attached hereto as Exhibit “K-1” (collectively, the “Approved Plans”).  Tenant acknowledges and agrees that the finishes used in constructing the Tenant Improvements shall be as provided in Exhibit “I-2” attached hereto.  Notwithstanding the foregoing, Tenant acknowledges and agrees that there will be no dry pipe system in the server room and the existing 2’ x 2’ cooling system shall remain and be matched as necessary.

(a)   Tenant shall have the right to request changes to the Approved Plans and Landlord shall not unreasonably withhold its consent to any such changes.  However, in the event any such change requested by Tenant in Landlord’s estimation will result in an increase in the cost of the Tenant Improvements, Tenant shall deposit with Landlord at the time Landlord approves such requested change an amount equal to Landlord’s estimate of the increase of such cost.  In relation thereto, Tenant acknowledges and agrees that it shall be solely responsible for any and all increases in cost necessary to complete the Tenant Improvements resulting from• change orders requested by Tenant.  Landlord agrees to use commercially - reasonable efforts to require the general contractor employed by Landlord to construct the Tenant Improvements (the “Tenant Improvement Contractor”).

(b)   Landlord shall complete the Tenant Improvements by December 15, 2002; provided, however, in no event shall the failure to complete the subject Tenant Improvements by said December 15, 2002 date constitute an event of default by Landlord hereunder, nor shall Landlord be liable to Tenant for any damages which Tenant might incur as a result of Tenant Improvements not being completed by said December 15, 2002 date.  However, in the event Landlord fails to substantially complete the Tenant Improvements by December 15, 2002, then, subject to the provisions set forth below with respect to Tenant Caused Delays, both the Commencement Date and Expiration Date of this Lease shall be extended day-for-day for each day following said December 15, 2002 date, until such time as substantial completion is obtained as provided in Paragraph 2 of the Lease.  Substantial completion shall be as defined in Paragraph 2.02 of the Lease.  Notwithstanding the above, in the event Landlord’s failure to achieve substantial completion of the Tenant Improvements results from Tenant Caused Delays, then. in such event, substantial completion shall be deemed to have occurred on that day that Landlord determines in its reasonable discretion that substantial completion would have been achieved but for such Tenant Caused Delays.  For the purposes hereof, Tenant Caused Delays shall include any Tenant change orders causing delays as well as the interference by Tenant or its employees, agents, representatives, contractors or suppliers with any work being conducted by Landlord or Landlord’s Tenant Improvement Contractor resulting in delays and the failure by Tenant to deliver permittable construction drawings by September 15, 2002.  Tenant agrees to cooperate with Landlord’s efforts to complete construction of the Tenant Improvements in a timely manner and agrees that neither it, nor its employees, agents, representatives, contractors,

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or subcontractors shall interfere in any manner with work being conducted by Landlord or the Tenant Improvement Contractor or its subcontractors.  Landlord agrees to advise Tenant in writing of any delays Landlord reasonably expects will result from, any Tenant requested change order at the time of Tenant’s request of such change order.

2.             The cost of constructing the Tenant Improvements shall be borne as follows: Landlord shall pay for costs necessary to complete the Tenant Improvements in accordance with the Approved Plans; however, as stated above, Tenant shall be solely responsible for any and all increases in cost resulting from change orders requested by Tenant.

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EXHIBIT “H’

INTENTIONALLY DELETED

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EXHIBIT “I”

LEASED AREA STANDARD INTERIOR IMPROVEMENTS

The Hawkins Companies - Owner – Developer
2303 Cumberland Parkway, Suite 100
Atlanta, GA 30339
Contact: Mr.  John Crane
770-438-6675
770-438-6424 (Fax)

CARPENTRY AND MILL WORK:

Toilet rooms shall have plastic laminate lavatory countertops without base cabinet for handicap access.

DOORS AND HARDWARE:

3’-0” x 7’-0” x 1-3/4” flush solid core oak vaneer, stained interior doors.  Door frames shall be hollow metal knock-down.

Hardware shall be lever action Cal-Royal SL Series with 26D finish.

Function to be compatible with room types indicated on drawings.  Provide hinges, floor mounted door stops, and closers as required.

PARTITIONS:

Demising wall partitions shall be 1-hour rated extending from finished slab to deck (height varies) and shall be constructed with 5/8” type ‘C’ gypsum wallboard screwed to both sides of 6” wide metal studs (ga. as required for height) spaced 16” o.c.

Provide R-1 1 sound attenuation blankets in wall cavity floor to roof deck. (Ut Des.  U-465)

Typical interior partitions shall extend from finished slab to finished ceiling and shall be constructed with 1/2” gypsum wallboard screwed to both sides of 3-5/8” wide (25 Ga.) metal studs spaced 24” o.c.  All joints taped and sanded.  Ceiling height 10’ - 6”

ACOUSTICAL CEILINGS:

2-0” x 2’-O” x 5/8” Tegular square edge ceiling panels on 15/16” grid. (Armstrong Minatone -Cortega)

Provide R-l1, 3-1/2” batt insulation above all ceilings.

Ceilings to be Continuous over all interior partitions.

FLOORING:

Supply and install Shaw industries “Bayhill II” (32 oz.) (cut pile) or “Sea Island II” (26 oz.) (level loop) as standard carpet or equivalent.

4” Johnsonite rubber base.

VCT (in break and other areas per tenant request) by Mannington, Essentials Collection.

Ceramic Tile floor and base in toilet rooms.

Colors to be selected by tenant from samples provided by Landlord.  All installations to be direct glue down.

PAINTING:

Paint all interior walls of space with 2-coats of flat latex.

Paint all hollow metal door frames oil based enamel, semi-gloss.

VWC (Type I) standard in toilet rooms. -

ACCESSORIES:

Single roll toilet paper holder ea. toilet.

Feminine napkin disposals ea. women’s toilet.

Soap dispensers. ea. lay.

One mirror extending full width of lavatory countertop at ea. toilet room.

Provide semi-recessed combination paper towel / waste receptacles.

42” and 36” grab bars at each H.C. toilet.

Toilet partitions to be metal in standard colors.

HVAC:

A complete HVAC system shall be design/build.  The design shall be in accordance to applicable codes and shall conform with recommendations of ASHRAE.

HVAC to be furnished by (electric cool/gas heat) roof-top package units.  Height of roof-top units shall not exceed 54” (including curb) above the roof and must be approved by the building management.

Roof-top units to be located between the double joists along the center of the middle column bay of the building. (Base building joist have been designed to accommodate units at these locations only).

Provide additional structural reinforcement as required for all roof mounted equipment.

Provide exhaust fans in all toilet rooms.

PLUMBING:

Quantities of fixtures shall be those required by code and as indicated on drawings.

Lavatories shall be nominal 20” x 17” white vitreous china silk, self rimming for countertop installation.  Faucets to have lever action handles.

Toilets shall be floor mounted, white vitreous china two-piece 1.6 GPF elongated pressure-assisted siphon jet flush- action toilet.

Provide water heater above ceiling, sized as required. to serve fixtures indicated.

FIRE PROTECTION:

Sprinklers to be installed as required by code for standard office space.

Fire extinguishers to be mounted in semi-recessed steel fire extinguisher cabinets with full glass and pull handle as mfg. by J.L.  Industries Model No. 1017F10 or approved equal.  Provide as required for standard office space.

ELECTRICAL:

Provide electrical service as recommended by electrical contractor and as follows:

Meter and disconnect at building electric room.

480/277V panel, transformer and 120/208V panel located in tenant space.

Provide (grey) duplex receptacles 11OV - 15A grounded with (stainless steel) cover plate.

Provide telephone outlets with pull string from outlet box through finished ceiling and (stainless steel) cover plate (5 outlets per 1,000 s.f.).

Provide (1) phone board.

Provide (grey) single pole light switches with (stainless steel), cover plate.

Provide 2’ x 4’ recessed fluorescent light fixtures - 3 tube, 21 cell fixture with parabolic lens, T-8 lamps and electronic ballast (One fixture per 80 s.f.).

Provide 2’ x 4’ emergency light fixtures to match std. parabolic fixtures with battery packs. (One per 2,000 s.f.).

Provide exit lights: Lithonia Lighting “Quantum QM S W 3 R 120/277 EL.

EXHIBIT “J”

RULES AND REGULATIONS FOR USE OF THE COMMUNICATION EQUIPMENT

Permission is granted, free of rental charge, for the Tenant to install Communication Equipment at the Premises on the roof and building structure, at Tenant’s sole cost and expense, subject to the following restrictions:

(a)  The location and means of securing the Communication Equipment must be approved by Landlord or its designated agent, which shall not be unreasonably withheld or delayed.  Tenant shall be responsible for any voiding of the roof warranty and for any damage to the Building roof or structure or any surrounding property resulting from the installation or operation of the Communication Equipment, including, but not limited to, damage resulting from wind, ice or any other causes.  The Communication Equipment shall not damage the Building, the structure or the system of communication devised by any other user authorized by Landlord or users at neighboring properties whose use of such communication systems preceded Tenant’s use of its Communication Equipment.  If such damage or interference shall occur, Tenant shall correct same promptly.

(b)  Tenant agrees to maintain the Communication Equipment in a proper and safe operating condition.

(c)  Tenant shall comply with all codes, rules, regulations and conditions of any applicable governmental agency and shall pay for all legal, engineering and other expenses incident thereto.  Prior to installation, Tenant shall provide Landlord with a copy of all required permits, licenses, or evidence of authority to operate from this location.

(d)  Installation of the Communication Equipment shall be performed, at Tenant’s sole cost and expense, in a responsible and workmanlike manner by personnel with all necessary skill and expertise through or under the supervision of Landlord.

(e)  Tenant shall be responsible for any costs associated with furnishing electricity for the Communication Equipment.

(f)  Tenant shall remove the Communication Equipment and restore the roof and structure to its original condition, except for ordinary wear and tear, at the earlier of Tenant’s cessation of use of the Communication Equipment or the expiration of the term of this Lease or any renewal term thereof, at Tenants sole cost and expense.  The Communication Equipment shah, at all times, remain the property of Tenant and Tenant shall have the right to remove it at any time, subject to the terms and conditions herein.

(g)  Tenant shall be responsible for implementing appropriate screening as reasonably required by Landlord.

(h)  Tenant agrees to indemnify, defend and hold Landlord harmless from any claim resulting from property damage or personal injury arising in connection with the installation, maintenance, existence or removal of the Communication Equipment and shall carry

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insurance ( or shall be self-insured as permitted under this Lease) to cover such liability and property damages.

(i)  Tenant shall perform all work in connections with the Communication Equipment in compliance with the recommendations of the manufacturer of the roof of the Buildings (including the use of such manufacturer’s designated contractor, if any), and further shall perform any such work in a manner so as not to void or otherwise adversely affect any warranties for the roofs of the Buildings.  Landlord shall provide Tenant copies of all roof warranties and the name of said designated contractor.

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